Exhibit 10.17

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                            WESCO RECEIVABLES CORP.,
                                   as Company,

                            WESCO DISTRIBUTION, INC.,
                                  as Servicer,

                                       and

                            THE CHASE MANHATTAN BANK,
                                   as Trustee

                            on behalf of the Holders


                         WESCO RECEIVABLES MASTER TRUST


                                POOLING AGREEMENT


                            Dated as of June 5, 1998

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                                TABLE OF CONTENTS

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                                   ARTICLE I

                                  DEFINITIONS

      1.1.  Definitions....................................................  1
      1.2.  Other Definitional and Calculation Provisions.................. 31

                                  ARTICLE II

                          CONVEYANCE OF RECEIVABLES;
                           ISSUANCE OF CERTIFICATES

      2.1.  Conveyance of Receivables...................................... 33
      2.2.  Acceptance by Trustee.......................................... 37
      2.3.  Representations and Warranties of the Company
                Relating to the Company.................................... 37
      2.4.  Representations and Warranties of the Company
                Relating to the Receivables................................ 41
      2.5.  Repurchase of Ineligible Receivables Cash Dilution Payments.... 42
      2.6.  Purchase of Investor Certificateholders' Interest
                in Trust Portfolio......................................... 44
      2.7.  Affirmative Covenants of the Company........................... 45
      2.8.  Negative Covenants of the Company.............................. 50

                                  ARTICLE III

                             RIGHTS OF HOLDERS AND
                   ALLOCATION AND APPLICATION OF COLLECTIONS

      3.1.  Rights of Holders.............................................. 54

                                  ARTICLE IV

                            ARTICLE IV IS RESERVED
                    AND MAY BE SPECIFIED IN ANY SUPPLEMENT
                  WITH RESPECT TO THE SERIES RELATING THERETO

                                   ARTICLE V

                        THE CERTIFICATES AND INTERESTS

      5.1.  The Certificates............................................... 63
      5.2.  Authentication of Certificates................................. 64
      5.3.  Registration of Transfer and Exchange
                of Certificates............................................ 64
      5.4.  Mutilated, Destroyed, Lost or Stolen
                Certificates............................................... 68
      5.5.  Persons Deemed Owners.......................................... 68
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      5.6.  Appointment of Paying Agent.................................... 69
      5.7.  Access to List of Investor Certificateholders'
                Names and Addresses........................................ 70
      5.8.  Authenticating Agent........................................... 70
      5.9.  Tax Treatment.................................................. 72
      5.10. Company Exchanges.............................................. 72
      5.11. Book-Entry Certificates........................................ 75
      5.12. Notices to Clearing Agency..................................... 76
      5.13. Definitive Certificates........................................ 76

                                  ARTICLE VI

                            OTHER MATTERS RELATING
                                TO THE COMPANY

      6.1.  Limitation on Liability........................................ 76
      6.2.  Liabilities.................................................... 77

                                  ARTICLE VII

                           EARLY AMORTIZATION EVENTS

      7.1.  Early Amortization Events...................................... 77
      7.2.  Additional Rights Upon the Occurrence of
                Certain Events............................................. 79

                                 ARTICLE VIII

                                  THE TRUSTEE

      8.1.  Duties of Trustee.............................................. 80
      8.2.  Rights of the Trustee.......................................... 83
      8.3.  Trustee Not Liable for Recitals in Certificates................ 85
      8.4.  Trustee May Own Certificates................................... 85
      8.5.  Trustee's Fees and Expenses.................................... 86
      8.6.  Eligibility Requirements for Trustee........................... 87
      8.7.  Resignation or Removal of Trustee.............................. 87
      8.8.  Successor Trustee.............................................. 88
      8.9.  Merger or Consolidation of Trustee............................. 88
      8.10. Appointment of Co-Trustee or Separate Trustee.................. 89
      8.11. Tax Returns.................................................... 90
      8.12. Trustee May Enforce Claims Without Possession
                of Certificates............................................ 91
      8.13. Suits for Enforcement.......................................... 91
      8.14. Rights of Investor Certificateholders to
                Direct Trustee............................................. 91
      8.15. Representations and Warranties of Trustee...................... 92
      8.16. Maintenance of Office or Agency................................ 92
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      8.17.  Limitation of Liability....................................... 92

                                  ARTICLE IX

                                  TERMINATION

      9.1.   Termination of Trust; Liquidation of Receivables.............. 93
      9.2.   Clean-Up Call and Final Termination Date of
                 Investor Certificates of any Series....................... 93
      9.3.   Final Payment with Respect to Any Series...................... 95
      9.4.   Company's Termination Rights.................................. 96

                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS

      10.1.  Amendment..................................................... 96
      10.2.  Protection of Right, Title and Interest to Trust.............. 98
      10.3.  Limitation on Rights of Holders............................... 99
      10.4.  Governing Law................................................ 100
      10.5.  Notices...................................................... 100
      10.6.  Severability of Provisions................................... 101
      10.7.  Assignment................................................... 101
      10.8.  Certificates Nonassessable and Fully Paid.....................101
      10.9.  Further Assurances........................................... 101
      10.10. No Waiver; Cumulative Remedies................................102
      10.11. Counterparts................................................. 102
      10.12. Third-Party Beneficiaries.................................... 102
      10.13. Actions by Holders........................................... 102
      10.14. Merger and Integration....................................... 102
      10.15. Headings..................................................... 102
      10.16. Construction of Agreement.................................... 103
      10.17. No Set-Off................................................... 103
      10.18. No Bankruptcy Petition....................................... 103
      10.19. Limitation of Liability...................................... 103
      10.20. Canadian Taxes  ............................................. 104
      10.21. Certain Information.......................................... 105
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                                   EXHIBITS

Exhibit A         Form of Lockbox Agreement
Exhibit B         Form of Eligible Segregated Account Bank Acknowledgment
Exhibit C         Form of Annual Opinion of Counsel
Exhibit D         Internal Operating Procedures Memorandum
Exhibit E         Form of Required Currency Hedge Assignment

                                   SCHEDULES

Schedule 1        Receivables
Schedule 1A       Construction Receivables
Schedule 1B       BEAR Receivables
Schedule 2        Identification of the Trust Accounts
Schedule 3        Actions with respect to Chattel Paper
Schedule 4        Location of Chief Executive Office
Schedule 5        [Reserved]
Schedule 6        Form of Legend for Receivables Computer Files
Schedule 7        Conditions Precedent to becoming Eligible Receivable
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            POOLING AGREEMENT, dated as of June 5, 1998, among WESCO Receivables
Corp., a Delaware corporation (the "Company"); WESCO Distribution, Inc., a Delaware corporation ("WESCO"), in its capacity as servicer (the "Servicer");
and The Chase Manhattan Bank, a New York banking corporation, not in its individual capacity, but solely as trustee (in such capacity, the "Trustee").

                              W I T N E S S E T H :

            WHEREAS, as of the date hereof, (i) the Company, the Servicer and the Sellers (as hereinafter defined) are entering into a U.S. Receivables Sale Agreement (as amended, supplemented or otherwise modified from time to time, the "U.S. Receivables Sale Agreement") and a Canadian Receivables Sale Agreement (as amended, supplemented or otherwise modified from time to time, the "Canadian Receivables Sales Agreement", collectively with the U.S. Receivables Sale Agreement, the "Receivables Sale Agreements") and (ii) the Company, the Servicer, the Sellers, in their capacities as servicers of the Receivables (in such capacities, the "Sub-Servicers"), and the Trustee are entering into a Servicing Agreement (as amended, supplemented or otherwise modified from time to time, the "Servicing Agreement"); and

            WHEREAS, the parties hereto wish to enter into this Agreement in order to create a master trust to which the Company will transfer all of its right, title and interest in, to and under the Receivables and other Trust Assets now or hereafter owned by the Company, or in which the Company has an interest, and such master trust shall, from time to time at the direction of the Company, issue one or more Series of Investor Certificates which shall represent interests in the Receivables and such other Trust Assets as specified herein and in the Supplement related to such Series.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            Section 1.1. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

            "Accounts" shall have the meaning specified in subsection 2.1(a)(v) of this Agreement.

            "Adjusted Invested Amount" shall have, with respect to any Outstanding Series, the meaning assigned to such term in the related Supplement for such Series.

            "Affiliate" shall mean, with respect to any specified Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person; provided that a Person shall not be deemed an Affiliate of another Person solely by reason of an individual serving as an officer or director of

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      such other Person. For purposes of this definition, "control" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Aged Receivable" shall mean, as of any date of determination, any Receivable (a) which is unpaid in whole or in part, (i) in the case of a Receivable other than a Construction Receivable or a BEAR Receivable, for more than 121 days after its original invoice date, (ii) in the case of a Construction Receivable, for more than 151 days after its original invoice date or (iii) in the case of a BEAR Receivable, for more than 91 days after its original invoice date or (b) which is, as of such date of determination, a Charged-Off Receivable.

            "Agent" shall mean, with respect to any Series, the Person or Persons, if any, so designated in the related Supplement.

            "Aggregate Adjusted Invested Amount" shall mean, with respect to any date of determination, the sum of the Adjusted Invested Amounts with respect to all Outstanding Series on such date of determination.

            "Aggregate Allocated Receivables Amount" shall mean, with respect to any date of determination, the sum of the Allocated Receivables Amounts with respect to all Outstanding Series on such date of determination.

            "Aggregate Daily Collections" shall mean, with respect to any Business Day, the aggregate amount of all Collections deposited into the Collection Accounts which first became Available Funds after 1:00 p.m., New York City time, on the prior Business Day and prior to 1:00 p.m., New York City time, on such Business Day; provided, that during the first three Business Days following the Issuance Date for Series 1998-1 Certificates, Aggregate Daily Collections will not include Collections which have become Available Funds from deposits made prior to such Issuance Date.

            "Aggregate Invested Amount" shall mean, at any date of determination, the sum of the Invested Amounts with respect to all Outstanding Series on such date of determination.

            "Aggregate Overconcentration Amount" shall mean, with respect to any date of determination, the sum of the Overconcentration Amounts of all Eligible Obligors at the end of the preceding Business Day.

            "Aggregate Receivables Amount" shall mean, with respect to any date of determination, (i) the aggregate Principal Amount of all Eligible Receivables in the Trust at the end of the Business Day immediately preceding such date minus (ii) the Aggregate Overconcentration Amount for such date plus (iii) the Aggregate Uncleared Funds Amount; provided that for purposes of calculating the amounts in (i), (ii) and (iii) above, Canadian Dollar amounts will be converted into U.S. Dollars using the Valuation Price in lieu of the Canadian Exchange Percentage.

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            "Aggregate Target Receivables Amount" shall mean, with respect to any date of determination, the sum of the Target Receivables Amounts with respect to all Outstanding Series on such date of determination.

            "Aggregate Uncleared Funds Amount" shall mean on any date, any amounts on deposit in any Eligible Segregated Account or Lockbox Account which were not Available Funds as of the last time that funds were transferred from such accounts to the Collection Accounts.

            "Agreement" shall mean this Pooling Agreement and all amendments and modifications hereof and supplements hereto, and including, unless expressly stated otherwise, each Supplement.

            "Allocable Charged-Off Amount" shall have, with respect to any Series, the meaning specified in subsection 3.1(e).

            "Allocable Recoveries Amount" shall have, with respect to any Series, the meaning specified in subsection 3.1(e).

            "Allocated Receivables Amount" shall mean, with respect to any Outstanding Series, the meaning assigned to such term in the related Supplement for such Series.

            "Amortization Period" shall mean, with respect to any Outstanding Series, the meaning assigned to such term in the related Supplement for such Series.

            "Authorized Foreign Exchange Dealer" shall mean any foreign exchange dealer authorized by applicable law to deal and engage in foreign exchange transactions relating to Canadian Dollars selected by the Servicer and reasonably acceptable to the Trustee.

            "Available Funds" shall mean any funds which are immediately available funds on the applicable date of determination.

            "BEAR Receivables" shall mean the Receivables described on Schedule 1B, the composition of which may change over time as provided in such Schedule.

            "Book-Entry Certificates" shall mean the Certificates issued to a Clearing Agency to facilitate the use of book entries by such Clearing Agency to evidence ownership of beneficial interests in the Certificates, transfers of which beneficial interests shall be made through book entries by such Clearing Agency, all as described in Section 5.11; provided, however, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are issued to the Certificate Book-Entry Holders, such Certificates shall no longer be "Book-Entry Certificates".

            "Business Day" shall mean any day other than (i) a Saturday or a Sunday or (ii) another day on which commercial banking institutions or trust companies in the State of New York or in the city where the Corporate Trust Office is located, are authorized or

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      obligated by law, executive order or governmental decree to be closed;
      provided that, when used in connection with the calculation of Certificate Rates which are determined by reference to the Eurodollar Rate, "Business Day" shall mean any Business Day on which dealings in Dollars between banks may be carried on in both London, England and New York, New York. The term "Business Day", as applied in Canada, shall not include any day on which commercial banking institutions or trust companies in Canada are authorized or obligated by law, executive order or governmental decree to be closed.

            "Business Day Received" shall have the meaning specified in subsection 2.3(e) of the Servicing Agreement.

            "Canada/Canadian Dollar Collection Account" shall have the meaning specified in subsection 3.1(b)(i).

            "Canada/Canadian Dollar Collection Concentration Account" shall have the meaning specified in subsection 3.1(b)(i).

            "Canada/U.S. Dollar Collection Account" shall have the meaning specified in subsection 3.1(b)(i).

            "Canada/U.S. Dollar Collection Concentration Account" shall have the meaning specified in subsection 3.1(b)(i).

            "Canadian Dollars" shall mean dollars in lawful currency of Canada.

            "Canadian Dollar Receivables" shall mean Receivables payable in Canadian Dollars sold to the Company pursuant to the Canadian Receivables Sale Agreement and then transferred to the Trustee pursuant to this Agreement.

            "Canadian Exchange Percentage" shall mean, at any date of determination, the rate at which Canadian Dollars may be exchanged into U.S. Dollars (expressed as the percentage of Canadian Dollars per U.S. Dollars), as reported in The Wall Street Journal on the immediately preceding Business Day. In the event that such rate does not appear in The Wall Street Journal on such immediately preceding Business Day, the Canadian Exchange Percentage shall be determined by reference to the relevant Bloomberg currency page (or, if such rate does not appear on any Bloomberg currency page, on the relevant page of the Reuters Monitor Money Rates Service) as of the close of business of the immediately preceding Business Day. In the event that such rate does not appear on any Bloomberg page or the relevant page of the Reuters Monitor Money Rates Service, the Canadian Exchange Percentage shall be determined by reference to such other publicly available service for displaying exchange rates with respect to Canadian Dollars as may be selected by the Trustee.

            "Canadian Governmental Obligor" shall mean the government of Canada or the government of any province or other political subdivision thereof, and any agency,

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      authority, bureau, commission or instrumentality of, or any Person owned or controlled by, any thereof.

            "Cash Dilution Payment" shall have the meaning specified in subsection 4.6(a) of the Servicing Agreement.

            "Certificate" shall mean any Series of Investor Certificates.

            "CBRS" shall mean CBRS Inc. or its successor.

            "Certificate Book-Entry Holder" shall mean, with respect to a Book-Entry Certificate, the Person who is listed on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency, as the beneficial owner of such Book-Entry Certificate (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

            "Certificate Rate" shall mean, with respect to any Series and Class of Certificates, the percentage interest rate (or formula on the basis of which such interest rate shall be determined) stated in the applicable Supplement.

            "Certificate Register" shall mean the register maintained pursuant to Section 5.3, providing for the registration of the Certificates and transfers and exchanges thereof.

            "Certificateholders' Interest" shall have the meaning specified in subsection 3.1(b).

            "Charged-Off Receivables" shall mean all Receivables (or portions thereof) which, in accordance with the Policies of the applicable Seller, have or should have been written off as uncollectible, including without limitation the Receivables of any Obligor which becomes the subject of any voluntary or involuntary bankruptcy proceeding.

            "Class" shall mean, with respect to any Series, any one of the classes of Certificates of that Series as specified in the related Supplement.

            "Clean-Up Call Percentage" shall have, with respect to any Series, the meaning specified in the related Supplement for such Series.

            "Clean-Up Call Repurchase Price" shall have the meaning specified in
      Section 9.2.

            "Clearing Agency" shall mean each organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

            "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency

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      effects book-entry transfers and pledges of securities deposited with such
      Clearing Agency.

            "Collection Accounts" shall mean the collective reference to the U.S. Dollar Collection Account, the Canada/U.S. Dollar Collection Account and the Canada/Canadian Dollar Collection Account and shall include, without limitation, all subaccounts thereof.

            "Collection Concentration Accounts" shall have the meaning specified in subsection 3.1(b)(i).

            "Collections" shall mean all collections, including the Aggregate Uncleared Funds Amount, and all amounts received in respect of the Receivables, including Recoveries, Seller Repurchase Payments, Seller Adjustment Payments, Servicer Indemnification Amounts paid by the Servicer and any other payments received in respect of Dilution Adjustments, together with all collections received in respect of the Related Property in the form of cash, checks, wire transfers or any other form of cash payment, and all proceeds of Receivables and collections thereof (including, without limitation, collections constituting an account or general intangible or evidenced by a note, instrument, letter of credit, security, contract, security agreement, chattel paper or other evidence of indebtedness or security, whatever is received upon the sale, exchange, collection or other disposition of, or any indemnity, warranty or guaranty payable in respect of, the foregoing and all "proceeds", as defined in
      Section 9-306 of the UCC as in effect in the State of New York, of the foregoing or, if applicable, as defined under the PPSA as in effect in the Province of Ontario).

            "Collector" shall mean any branch or employee of the Servicer or any Sub-Servicer authorized to collect payments in respect of Receivables in accordance with the Policies of the Seller which generated such Receivables.

            "Company" shall mean WESCO Receivables Corp., a Delaware corporation.

            "Company Collection Subaccount" shall have the meaning specified in subsection 3.1(a).

            "Company Exchange" shall have the meaning specified in subsection 5.10(a).

            "Company Interest" shall have the meaning specified in subsection 3.1(b).

            "Construction Receivables" shall mean the Receivables described on
      Schedule 1A.

            "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "Corporate Trust Office" shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at
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      the date of the execution of this Agreement is located at 450 West 33rd
      St., New York, New York 10001 (Attention: Structured Finance Services).

            "Counterparty" shall mean a Person who is a party to a Required Currency Hedge with the Company.

            "Credit Enhancer" shall mean, with respect to any Outstanding Series, that Person, if any, designated as such in the applicable Supplement.

            "Cut-Off Date" shall mean the close of business on [May 28] [June 1], 1998.

            "Daily Report" shall have the meaning specified in subsection 4.1 of the Servicing Agreement.

            "DBRS" shall mean Dominion Bond Rating Service Limited, or its successor.

            "Definitive Certificates" shall have the meaning specified in
      Section 5.11.

            "Deposit Date" shall have the meaning specified in subsection
      3.1(d).

            "Depository" shall mean, with respect to any Series, the Clearing Agency designated as the "Depository" in the related Supplement.

            "Depository Agreement" shall mean, with respect to any Series, an agreement among the Company, the Trustee and a Clearing Agency, or a letter of undertaking to a Clearing Agency by the Company and the Trustee, in each case in a form reasonably satisfactory to the Trustee and the Company.

            "Dilution Adjustments" shall mean any rebates, administrative fees, discounts, credit memos, refunds, non-cash payments or other adjustments (including, without limitation, as a result of the application of any special or other discounts or any reconciliations) in respect of any Receivable, the amount owing for any returns (including, without limitation, as a result of the return of any defective goods) or cancellations and the amount of any other reduction in the amount owing under any Receivable (including, without limitation, any elimination of service charges), in each case granted, permitted or made by the applicable Seller or the Servicer to the related Obligor, provided that a "Dilution Adjustment" does not include any Charged-Off Receivable.

            "Distribution Date" shall mean, except as otherwise set forth in the applicable Supplement, the 20th day of each calendar month, beginning on July 20th, 1998, or if such 20th day is not a Business Day, the next succeeding Business Day.

            "Dollars," "U.S. Dollars", "U.S. $" and "$" shall mean dollars in lawful currency of the United States of America.

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            "Early Amortization Event" shall have, with respect to any Series, the meaning specified in Section 7.1 of this Agreement (without taking into account any Supplements) and in any Supplement for such Series.

            "Early Amortization Period" shall have, with respect to any Series, the definition assigned to such term in Section 7.1 of this Agreement (without taking into account any Supplements) and in any Supplement for such Series.

            "Early Termination" shall have the meaning assigned to such term in the Receivables Sale Agreement.

            "Eligible Counterparty" shall mean a Counterparty with commercial paper or short-term deposit ratings of A-1 or P-1, or such other rating as shall be required in the Supplement setting forth the terms of the applicable Series of Investor Certificates. The initial Eligible Counterparty shall be The Chase Manhattan Bank.

            "Eligible Institution" shall mean (a) with respect to accounts in the United States a depository institution or trust company (which may include the Trustee and its affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia; provided, however, that at all times (i) such depository institution or trust company is a member of the Federal Deposit Insurance Corporation, (ii) the certificates of deposit or unsecured and uncollateralized debt obligations of such depository institution or trust company are rated in one of the two highest long-term rating categories or in the highest short-term rating category by each Rating Agency and (iii) such depository institution or trust company has a combined capital and surplus of at least $50,000,000, and (b) with respect to accounts in Canada a bank within the meaning of the Bank Act (Canada) or a trust company licensed under the laws of Canada or any province thereof; provided, however, that at all times (i) the certificates of deposit or unsecured and uncollateralized debt obligations of such depository institution or trust company are rated in one of the two highest long-term rating categories or in the highest short-term rating category by each Rating Agency and (ii) such depository institution or trust company has a combined capital and surplus of at least $50,000,000.

            "Eligible Investments" shall mean any deposit accounts, book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

            (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

            (b) federal funds, demand deposits, time deposits or certificates of deposit of an Eligible Institution;

            (c) commercial paper rated, at the time of the investment or contractual commitment to invest therein, in the highest rating category by each Rating Agency rating such commercial paper;

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            (d) investments in money market funds (including funds for which the
      Trustee or any of its Affiliates is investment manager or adviser) rated in one of the two highest rating category by each Rating Agency rating such money market fund (provided, that if such Rating Agency is S&P, such rating shall be AAAm-G);

            (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

            (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above; or

            (g) any other investment upon satisfaction of the Rating Agency Condition with respect thereto.

            "Eligible Obligor" shall mean, as of any date of determination, each Obligor in respect of a Receivable that satisfies the following eligibility criteria:

            (a) (i) it is a resident of the United States, its territories or possessions, or of Canada; provided, however, that if an Obligor is located in the Canadian Provinces of Newfoundland or the Northwest Territories, it shall not be deemed to be an Eligible Obligor until, as evidenced by an Opinion of Counsel, all actions are taken that are required to perfect the Company's and the Trust's ownership/security interest in the Receivables of such Obligor;

            (b) if it is a Federal Government Obligor or a State/Local Government Obligor, then such Obligor shall be subject to the first proviso contained in the definition of "Overconcentration Amount";

            (c) it is not a Seller or an Affiliate of a Seller;

            (d) it is not a Canadian Governmental Obligor; and

            (e) it is not the subject of any voluntary or involuntary bankruptcy proceeding;

      provided, however, that (i) if 40% or more of the Principal Amount of Receivables, other than Construction Receivables or BEAR Receivables, of an Obligor (measured by the Principal Amount of Receivables of such Obligor in the Trust) is reported as being aged 151 days or more after the respective original invoice dates of such Receivables as at the end of the Settlement Period immediately preceding the most recent Settlement Report Date (commencing with the Settlement Report Date occurring on June 15,
      1998), such Obligor shall not be deemed an Eligible Obligor until such time as the Servicer furnishes the Trustee with a report (which may be part of a Daily Report or a Monthly Settlement Statement) demonstrating that less than 40% of the Principal Amount of Receivables of such Obligor then in the Trust are aged 151 days or more after the respective original invoice dates of such Receivables, (ii) if 40% or more of the Principal Amount of Receivables that are BEAR Receivables of an Obligor (measured by the Principal Amount of Receivables of such Obligor in the Trust) is reported as being aged 121 days or more after the respective original invoice dates of such Receivables as at the end of the Settlement Period immediately preceding the most recent Settlement Report Date (commencing with the Settlement Report Date occurring on June 15,
      1998), such Obligor shall not be deemed an Eligible Obligor until such time as the Servicer furnishes the Trustee with a report (which may be part of a Daily Report or a Monthly Settlement Statement) demonstrating that less than 40% of the Principal Amount of Receivables of such Obligor then in the Trust are aged 121 days or more after the respective original invoice dates of such Receivables and (iii) if 40% or more of the Principal Amount of Receivables that are Construction Receivables of an Obligor (measured by the Principal Amount of Receivables of such Obligor in the Trust) is reported as being aged 181 days or more after the respective original invoice dates of such Receivables as at the end of the Settlement Period immediately preceding the most recent Settlement Report Date (commencing with the Settlement Report Date occurring on June 15,
      1998), such Obligor shall not be deemed an Eligible Obligor until such time as the Servicer furnishes the Trustee with a report (which may be part of a Daily Report or a Monthly Settlement Statement) demonstrating that less than 40% of the Principal Amount of Receivables of such Obligor then in the Trust are aged 181 days or more after the respective original invoice dates of such Receivables.

            "Eligible Receivable" shall mean, as of any date of determination, each Receivable owing by an Eligible Obligor that as of such date satisfies the following eligibility criteria:

            (a) it constitutes either (i) an account within the meaning of
      Section 9-106 of the UCC of the State the law of which governs the perfection of the interest granted in it, (ii) chattel paper within the meaning of Section 9-105 of such UCC, subject, in the case of chattel paper, to compliance with the procedures set forth in Schedule 3 hereto; or (iii) a general intangible (to the extent that such Receivable includes interest, finance charges, returned check or late charges or sales or similar taxes) within the meaning of Section 9-106 of such UCC or, if applicable, one of either (i), (ii) or (iii), each under the PPSA of the pertinent province of Canada;

            (b) it is not evidenced by an "instrument" (other than an instrument which constitutes or together with a security agreement constitutes "chattel paper" (each as defined in the UCC as in effect in any state, or as defined in similar Canadian provincial legislation, in which the Company's or the applicable Seller's chief executive office or books and records relating to such Receivable are located)) or any title in bearer form;

            (c) it is not an Aged Receivable;

            (d) the goods related to it shall have been shipped or the services related to it shall have been performed and such Receivable shall have been billed to the related Obligor;

            (e) it is denominated and payable in U.S. Dollars or Canadian Dollars in the United States or Canada; provided that if (i) on any Distribution Date, the Required

      Currency Hedge is not in place for the full Required Hedge Period or (ii) a Counterparty ceases to be an Eligible Counterparty and is not replaced with an Eligible Counterparty within 30 days, then Canadian Dollar Receivables will not be included for purposes of this subsection (e); and provided further that if on any Distribution Date, the Required Currency Hedge is for a notional amount less than the Required Hedge Notional Amount, then the Principal Amount of Canadian Dollar Receivables included for purposes of this subsection (e) will be limited to the actual notional amount of the Required Currency Hedge calculated using the Valuation Price.

            (f) it arose in the ordinary course of business from the sale of goods, products or services of the relevant Seller and in accordance with the Policies of such Seller and, at such date of determination, no Early Termination has occurred with respect to such Seller;

            (g) (i) it does not contravene any applicable law, rule or regulation and the applicable Seller is not in violation of any law, rule or regulation in connection with it, in each case which in any way renders such Receivable unenforceable or would otherwise impair in any material respect the collectibility of such Receivable and (ii) it is not subject to any investigation or proceeding known by such Seller that would reasonably be expected to adversely affect the payment or enforceability thereof;

            (h) it is an account receivable representing all or part of the sales price of merchandise, insurance or services within the meaning of
      Section 3(c)(5) of the 1940 Act;

            (i) (i) it is not a Receivable of a Seller Division which has not become a New Division or (ii) it is not a Receivable purchased by a Seller from any Person other than a Receivable purchased in connection with the acquisition by a Seller of the business unit or operating assets of another Person, so long as the Seller Division consisting of such business unit or operating assets has become a New Division and the conditions set forth on Schedule 7 hereto have been satisfied;

            (j) it is not a Receivable for which the applicable Seller has established an offsetting specific reserve; provided that a Receivable subject only in part to the foregoing shall be an Eligible Receivable to the extent not so subject;

            (k) it is not a Receivable, other than a Construction Receivable, with original payment terms in excess of 60 days from its original invoice date or a Construction Receivable with original payment terms in excess of 90 days, or in respect of which the applicable Seller has (i) altered the basis of the aging from the initial due date for payment such that the final due date extends to a date more than 60 days, in the case of a Receivable other than a Construction Receivable, or to a date more than 90 days, in the case of a Construction Receivable, from its original invoice date or (ii) otherwise made any modification except in the ordinary course of business and consistent with the Policies of such Seller;

            (l) all required consents, approvals or authorizations necessary for the creation and enforceability of such Receivable and the effective assignment and sale thereof by the applicable Seller to the Company and by the Company to the Trust shall have been obtained with respect to such Receivable;

            (m) the applicable Seller is not in default in any material respect under the terms of the contract, if any, from which such Receivable arose; provided that if a series of Receivables arise under a single contract Receivables not subject to such default shall be an Eligible Receivable to the extent not so subject;

            (n) all right, title and interest in it has been validly sold to the Company by the applicable Seller pursuant to the Receivables Sales Agreements;

            (o) the Company or the Trust will have legal and beneficial ownership therein free and clear of all Liens other than such Liens described in clause (i) of the definition of Permitted Liens and such Receivable has been the subject of either a valid transfer from the Company to the Trust or, alternatively, the grant of a first priority perfected security interest therein to the Trust free and clear of all Liens other than such Liens described in clause (i) of the definition of Permitted Liens;

            (p) it is not subject to any dispute in whole or in part or to any offset, counterclaim, defense, rescission, recoupment or subordination; provided that a Receivable subject only in part to any of the foregoing shall be an Eligible Receivable to the extent not so subject;

            (q) it is at all times the legal, valid and binding obligation of the Obligor thereon, enforceable against such Obligor to pay the full Principal Amount thereof in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law);

            (r) each of the representations and warranties with respect thereto made in the Receivables Sale Agreements by the applicable Seller with respect to such Receivable is true and correct in all material respects; and

            (s) at the time such Receivable was sold by the applicable Seller to the Company (i) under the U.S. Receivables Sale Agreement, no event described in subsection 6.01(f) (other than clause (v) thereof) of the U.S. Receivables Sale Agreement (without giving effect to any requirement as to the passage of time) had occurred with respect to such Seller or
      (ii) under the Canadian Receivables Sale Agreement, no event described in subsection 6.1(f) (other than clause (v) thereof) of the Canadian Receivables Sale Agreement (without giving effect to any requirement as to passage of time) had occurred with respect to such Seller.

            "Eligible Segregated Account" shall mean (a) a segregated account or accounts maintained with a depository institution or trust company whose long-term unsecured debt obligations are rated in one of the three highest long-term or short-term rating categories by each Rating Agency rating such depository institution or trust company at the time of any deposit therein, provided, however, that if such obligations are only rated by one of S&P or Moody's, such rating shall suffice, or (b) a segregated account or accounts maintained with a federal of state chartered depository institution subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. Section 9.10(b).

            "Eligible Segregated Account Bank" shall mean any bank or depository institution with which an Eligible Segregated Account has been established.

            "Eligible Segregated Account Bank Acknowledgment" shall have the meaning specified in subsection 2.3(b)(ii) of the Servicing Agreement.

            "Eligible Successor Servicer" shall mean a Person which, at the time of its appointment as Servicer, (i) is legally qualified and has the corporate power and authority to service the Receivables transferred to the Trust, (ii) has demonstrated the ability to service a portfolio of similar receivables in accordance with the standards set forth in subsection 6.2(c) of the Servicing Agreement and (iii) has a combined capital and surplus of at least $5,000,000.

            "Enhancement" shall mean, with respect to any Series, (i) the funds on deposit in or credited to any bank account (or subaccount thereof) of the Trust for the benefit of any Holders of such Series, (ii) any surety arrangement, any letter of credit, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap, currency swap or other contract, agreement or arrangement, in each case for the benefit of any Holders of such Series, as designated in the applicable Supplement and (iii) the subordination of one Class of Certificates in a Series to another class in such Series or the subordination of any Certificate held or interest owned by the Company to the Investor Certificates of such Series.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "Exchangeable Company Interest" shall have the meaning specified in subsection 3.1(a) and shall be exchangeable as provided in Section 5.10.

            "Exchange Date" shall have the meaning, with respect to any Series issued pursuant to a Company Exchange, specified in Section 5.10.

            "Exchange Notice" shall have the meaning, with respect to any Series issued pursuant to a Company Exchange, specified in Section 5.10.

            "Federal Government Obligor" shall mean the United States federal government or any subdivision thereof or any agency, department or instrumentality thereof.

            "Filing Trust Assets" shall have the meaning specified in subsection 2.1(e).

            "Force Majeure Delay" shall mean, with respect to any Servicing Party, any cause or event which is beyond the control and not due to the negligence of such

      Servicing Party which delays, prevents or prohibits the Servicer's delivery of Daily Reports and/or Monthly Settlement Statements, including, without limitation, acts of God or the elements and fire, but excluding strikes by any Servicing Party's employees; provided that no such cause or event shall be deemed to be a Force Majeure Delay unless the Servicer shall have given the Company and the Trustee written notice promptly after the beginning of such delay.

            "Fractional Undivided Interest" shall mean the fractional undivided interest in the Certificateholders' Interest evidenced by an Investor Certificate.

            "GAAP" shall mean generally accepted accounting principles in the United States of America and, where pertinent, in Canada as in effect from time to time.

            "General Opinion" shall mean, with respect to any action, an Opinion of Counsel to the effect that (A) such action has been duly authorized by all necessary corporate action on the part of the Servicer, the applicable Seller or Sellers or the Company, as the case may be, (B) any agreement executed in connection with such action constitutes a legal, valid and binding obligation of the Servicer, the applicable Seller or Sellers or the Company, as the case may be, enforceable in accordance with the terms thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity), (C) such action does not violate any Requirement of Law or require any consent or filing thereunder, (D) such action does not result in a breach of, or default under any contractual obligation, or creation of any Lien, pursuant thereto and (E) any condition precedent to any such action specified in the applicable agreement, if any, has been complied with, which opinion in the case of clauses (D) or (E) may, to the extent that such opinion concerns questions of fact, rely on an Officer's Certificate with respect to such questions of fact.

            "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Holders" shall mean the collective reference to (i) the Investor Certificateholders, (ii) the owner of the Exchangeable Company Interest and (iii) if applicable, the owner of each Series Subordinated Interest.

            "Indebtedness" shall mean, with respect to any Person at any date,
      (a) all indebtedness of such Person for borrowed money, (b) any obligation owed for the deferred purchase price of property or services which purchase price is evidenced by a note or similar written instrument, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) that portion of obligations of such Person under capital leases which is properly classified as a liability on a balance sheet in conformity with GAAP and (e) all Indebtedness referred to in clauses (a) through (d) above of another Person secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

            "Independent Public Accountants" means any independent certified public accountants of nationally recognized standing which constitute one of the accounting firms commonly referred to as the "big six" accounting firms (or any successor thereto); provided that such firm is independent with respect to the Servicer within the meaning of Rule 2-01(b) of Regulation S-X under the Securities Act.

            "Ineligible Receivable" shall have the meaning specified in Section 2.5.

            "Initial Closing Date" shall mean June 5, 1998.

            "Initial Invested Amount" shall mean, with respect to any Outstanding Series, the meaning assigned to such term in the related Supplement for such Series.

            "Insolvency Event" shall mean the occurrence of any one or more of the Early Amortization Events specified in paragraph (a) of Section 7.1.

            "Internal Operating Procedures Memorandum" shall mean the internal operating procedures memorandum prepared by the Trustee as set forth in Exhibit D hereto.

            "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Invested Amount" shall mean, with respect to any Outstanding Series, the meaning assigned to such term in the related Supplement for such Series.

            "Invested Percentage" shall mean, with respect to any Outstanding Series, the meaning assigned to such term in the related Supplement for such Series.

            "Investment Earnings" shall have the meaning specified in subsection 3.1(c).

            "Investor Certificateholder" shall mean the registered holder of, or the bearer of, an Investor Certificate.

            "Investor Certificates" shall mean the Certificates executed by the Company and authenticated by or on behalf of the Trustee, substantially in the form attached to the applicable Supplement, but shall not include any Certificate held by the Company.

            "Issuance Date" shall mean, with respect to any Series, the date of issuance of such Series, or the date of any issuance of additional certificates representing any increase to the Invested Amount of such Series, as specified in the related Supplement.

            "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, deemed trust, hypothecation, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or other similar right of a third party with respect to such securities; provided, however, that if a lien is imposed under Section 412(n) of the Internal Revenue Code or
      Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which Section 412(n) of the Internal Revenue Code or Section 302(f) of ERISA applies, then such lien shall not be treated as a "Lien" from and after the time any Person who is obligated to make such payment pays to such plan the amount of such lien determined under Section 412(n)(3) of the Internal Revenue Code or Section 302(f)(3) of ERISA, as the case may be, and provides to the Trustee, any Agent and each Rating Agency written evidence reasonably satisfactory to the Rating Agencies of the release of such lien, or such lien expires pursuant to
      Section 412(n)(4)(B) of the Internal Revenue Code or Section 302(f)(4)(B) of ERISA.

            "Lockbox" shall mean the post office boxes listed on the applicable schedule to the Receivables Sale Agreements to which the Obligors are instructed to remit payments on the Receivables and/or such other post office boxes as may be established pursuant to Section 2.3 of the Servicing Agreement.

            "Lockbox Account" shall mean each intervening bank account of the Company used by a Lockbox Processor for deposit of funds received in a Lockbox prior to their transfer to the Collection Accounts, which account may also be used by Collectors and other employees of the Servicing Parties for deposit of Collections received by such persons or direct payment by Obligors.

            "Lockbox Agreement" shall mean, with respect to each Lockbox Processor, a lockbox agreement in substantially the form set forth as Exhibit A hereto, or such other form of lockbox agreement with a Lockbox Processor acceptable to each Agent, or if there are no Agents, which upon execution thereof the Rating Agency Condition is satisfied.

            "Lockbox Bank" shall mean the depository institution that holds a Lockbox Account.

            "Lockbox Processor" shall mean the depository institution or processing company (which may be the Trustee) which processes payments on the Receivables sent by the Obligors thereon forwarded to a Lockbox.

            "Material Adverse Effect" shall mean (a) a material impairment of the ability of a Seller, a Servicing Party or the Company, as the case may be, to perform its obligations under the Transaction Documents, (b) a materially adverse effect on the business, operations, property or condition (financial or otherwise) of the Company, (c) a material impairment of the validity or enforceability of any of the Transaction Documents against a Seller, a Servicing Party or the Company, (d) a material impairment of the collectibility of the Receivables taken as a whole or (e) a material impairment of the interests, rights or remedies of the Trustee or the Investor Certificateholders under or with respect to the Transaction Documents or the Receivables taken as a whole.

            "Monthly Servicing Fee" shall have the meaning specified in subsection 2.5(a) of the Servicing Agreement.

            "Monthly Settlement Statement" shall have the meaning specified in
      Section 4.2 of the Servicing Agreement.

            "New Division" shall mean any Seller Division which has satisfied the criteria for the addition of a Seller Division specified in any Pooling and Servicing Agreement.

            "1940 Act" shall mean the Investment Company Act of 1940, as amended.

            "Obligor" shall mean, with respect to any Receivable, the party obligated to make payments with respect to such Receivable, including any guarantor thereof.

            "Officer's Certificate" shall mean, unless otherwise specified in this Agreement, a certificate signed by the President, Chief Financial Officer, Treasurer, Controller, or any Vice President of the Servicer or the Company, as the case may be, or, in the case of a Successor Servicer, a certificate signed by a Vice President and the financial controller (or an officer holding an office with equivalent or more senior responsibilities) of such Successor Servicer.

            "Opinion of Counsel" shall mean a written opinion or opinions of one or more counsel (who, unless otherwise specified in this Agreement, may be internal counsel) to the Company or the Servicer, designated by the Company or the Servicer, as the case may be, which is reasonably acceptable to the Trustee.

            "Optional Termination Notice" shall have, with respect to any Series, the meaning specified in the related Supplement for such Series.

            "Outstanding Series" shall mean, at any time, a Series issued pursuant to an effective Supplement for which the Series Termination Date for such Series has not occurred.

            "Overconcentration Amount" shall mean, at any date with respect to an Eligible Obligor, the Principal Amount of Eligible Receivables due from such Obligor at such date which, expressed as a percentage of the Principal Amount of all Eligible Receivables in the Trust at such date, exceeds the percentage set forth below for the applicable category of that Obligor at such date (or such higher percentage after giving effect to which the Rating Agency Condition is satisfied).

                                Minimum Rating
                                --------------

                S&P                 Moody's            Percentage
                ---                 -------            ----------

            A-1+ or AA              P-1 or Aa2             15%

            A-1 or A+               P-1 or A1              10%

            A-2 or BBB+             P-2 or Baa1           7.5%

            A-3 or BBB-             P-3 or Baa3           2.5%

            Not rated/other         Not rated/other         2%
                                    /Not rated

      ; provided, however, (i) that all Eligible Obligors that are Affiliates of each other shall be deemed to be a single Eligible Obligor to the extent the Servicer knows or has reason to know of the affiliation and in that case, the applicable debt rating for such group of Obligors shall be the debt rating of the ultimate parent of the group, (ii) that with respect to all Eligible Obligors that are Federal Government Obligors or State/Local Government Obligors, such Obligors shall, notwithstanding the foregoing, be deemed to be a single Eligible Obligor for which the applicable percentage set forth under the column headed "Percentage" above shall be 2%.

            The percentage applicable to any Obligor (or the ultimate parent of the affiliated group of which such Obligor is a member, as the case may
      be) will be the percentage associated with the lowest of such Obligor's (or such ultimate parent's, as the case may be) short-term and long-term senior debt rating issued by S&P and Moody's; provided that, if S&P or Moody's issues no rating with respect to the debt of such Obligor (or such ultimate parent, as the case may be), then the percentage applicable to such Obligor (or such ultimate parent, as the case may be) shall be the percentage associated with the category "Not rated/other." The ratings specified in the table are minimums for each percentage category, so that a rating not shown in the table falls in the category associated with the highest rating shown in the table that is lower than that rating.

            "Paying Agent" shall mean any paying agent and co-paying agent appointed pursuant to Section 5.6 and, unless otherwise specified in the related Supplement of any Outstanding Series and with respect to such Series, shall initially be the Trustee.

            "Permitted Liens" shall mean, at any time, for any Person:

                  (i) Liens created pursuant to this Agreement or the
            Receivables Sale Agreements;

                  (ii) Liens for taxes, assessments or other governmental
            charges or levies not yet due and payable or if such Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Person; and

                  (iii) Liens on a Receivable arising as a result of offsetting specific reserves and rights of set-off, counterclaim or other defenses with respect to such Receivable.

            "Person" shall mean any individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Policies" shall mean, with respect to each Seller, the credit and collection policies and the returned goods policies of such Seller, copies of which have been delivered to the Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

            "Pooling and Servicing Agreements" shall mean, collectively, this Agreement, the Servicing Agreement and each Supplement for an Outstanding Series.

            "Potential Early Amortization Event" shall mean an event which, with the giving of notice and/or the lapse of time, would constitute an Early Amortization Event hereunder or under any Supplement for an Outstanding Series.

            "Potential Servicer Default" shall mean an event which, with the giving of notice and/or the lapse of time, would constitute a Servicer Default.

            "PPSA" shall have the meaning specified in the Canadian Receivables Sale Agreement.

            "Prepayment Request" shall have, with respect to any Series, the meaning specified in the related Supplement.

            "Principal Amount" shall mean, with respect to any Receivable payable in U.S. Dollars, the amount due thereunder and in the case of any Receivables payable in Canadian Dollars the amount of Canadian Dollars multiplied by the applicable Canadian Exchange Percentage.

            "Principal Terms" shall have, with respect to any Series issued pursuant to a Company Exchange, the meaning specified in subsection 5.10(c).

            "Rating Agency" shall mean, with respect to each Outstanding Series, any rating agency or agencies designated as such in the related Supplement; provided that in the event that no Outstanding Series has been rated, then for purposes of the definitions of "Eligible Institution", "Eligible Investments" and Section 2.3(b) of the Servicing Agreement, "Rating Agency" shall mean S&P and references to "each Rating Agency" shall refer solely to S&P.

            "Rating Agency Condition" shall mean, subject to the applicable Supplement, with respect to any action, that each Rating Agency shall have notified the Company, the Servicer, any Agent and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating of any Outstanding Series or any Class of any such Outstanding Series with respect to which it is a Rating Agency.

            "Receivable" shall mean the indebtedness and payment obligations of any Person to a Seller or acquired by a Seller (including, without limitation, obligations constituting an account or general intangible or evidenced by a note, instrument, contract, security agreement, chattel paper or other evidence of indebtedness or security) arising from a sale of merchandise or the provision of services by such Seller or the Person from whom such indebtedness and payment obligation was acquired by a Seller, including, without limitation, any right to payment for goods sold or for services rendered, and including the right to payment of any interest, sales taxes, finance or service charges, returned check or late charges and other obligations of such Person with respect thereto.

            "Receivables Purchase Date" shall mean, with respect to any Receivable, the Business Day on which the Company purchases such Receivable from the applicable Seller and transfers such Receivable to the Trust.

            "Receivables Sale Agreements" shall have the meaning specified in the recitals hereto.

            "Record Date" shall mean, with respect to any Series, the dates specified as such in the applicable Supplement.

            "Recoveries" shall mean all amounts collected (net of out-of-pocket costs of collection) in respect of Charged-Off Receivables.

            "Related Property" shall mean, with respect to each Receivable:

                  (a) all of the applicable Seller's interest in the goods
            (other than returned goods), if any, sold and delivered to an Obligor relating to the sale which gave rise to such Receivable;

                  (b) all other security interests or Liens, and the applicable
            Seller's interest in the property subject thereto, from time to time purporting to secure payment of such Receivable, together with all financing statements signed by an Obligor describing any collateral securing such Receivable; and

                  (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable;

      in the case of clauses (b) and (c), without limitation, whether pursuant to the contract related to such Receivable or otherwise or pursuant to any obligations evidenced by a note, instrument, contract, security agreement, chattel paper or other evidence of indebtedness or security and the proceeds thereof.

            "Reported Day" shall have the meaning specified in Section 4.1 of the Servicing Agreement.

            "Repurchase Obligation Date" shall have the meaning specified in subsection 2.5(a).

            "Required Currency Hedge" shall mean one or more currency options, exercisable at any time, with an Eligible Counterparty providing for the delivery by such Eligible Counterparty of U.S. Dollars in exchange for the receipt of Canadian Dollars.

            "Required Hedge Period" shall mean six months from the Initial Closing Date or from the Distribution Date on which such period is being determined.

            "Required Hedge Notional Amount" shall mean an amount denominated in U.S. Dollars, which represents the portion of the Target Receivables Amount allocable to the Canadian Dollar Receivables, as calculated in the most recent Monthly Settlement Statement.

            "Requirement of Law" for any Person shall mean the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Responsible Officer" shall mean (i) when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee including any Vice President, any Assistant Vice President, Trust Officer or Assistant Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement and (ii) when used with respect to any other Person, the Chairman or Vice Chairman of the Board, President, Chief Financial Officer, any Vice President, Treasurer, Controller, Assistant Treasurer or Secretary of such Person.

            "Revolving Period" shall mean, with respect to any Outstanding Series, the meaning assigned to such term in the related Supplement for such Series.

            "S&P" shall mean Standard & Poor's Ratings Services, or any successor thereto.

            "Securities Act" shall mean the United States Securities Act of 1933, as amended.

            "Seller Adjustment Payments" shall have the meaning specified in
      Section 2.05 of the Receivables Sale Agreements.

            "Seller Division" shall mean any business unit or operating assets acquired by a Seller which is made part of an existing division of a Seller or made a new division (but not a subsidiary) of a Seller.

            "Seller Notes" shall mean the notes, collectively as specified in
      Section 8.01 of the U.S. Receivables Sale Agreement and in Section 8.01 of the Canadian Receivables Sale Agreement.

            "Seller Repurchase Payments" shall have the meaning specified in
      Section 2.06 of the Receivables Sale Agreements.

            "Sellers" shall mean the collective reference to (i) WESCO, in its capacity as a Seller under the U.S. Receivables Sale Agreement, (ii) WESCO Equity Corporation, a Delaware corporation, in its capacity as a Seller under the U.S. Receivables Sale Agreement, (iii) WESCO Distribution-Canada, Inc., an Ontario corporation, in its capacity as a Seller under the Canadian Receivables Sale Agreement, and (iv) any wholly owned Subsidiaries of WESCO which have been added as Sellers in accordance with the provisions of the Receivables Sale Agreements and the other Transaction Documents (but, in each case, excluding any such Subsidiaries which have been terminated as Sellers in accordance with the provisions thereof and of the other Transaction Documents), all of the foregoing in their capacities as Sellers under the Receivables Sale Agreements; each, individually, a "Seller".

            "Series" shall mean any series of Investor Certificates, the terms of which are set forth in a Supplement.

            "Series Account" shall mean any deposit, trust, escrow, reserve or similar account maintained by the Trustee for the benefit of the Investor Certificateholders of any Series or Class, as specified in any Supplement.

            "Series Canada/Canadian Dollar Collection Subaccount" shall have the meaning specified in subsection 3.1(b)(i).

            "Series Canada/U.S. Dollar Collection Subaccount" shall have the meaning specified in subsection 3.1(b)(i).

            "Series Collection Subaccount" shall have the meaning specified in subsection 3.1(b)(i).

            "Series Collection Sub-subaccounts" shall have the meaning specified in subsection 3.1(b)(i).

            "Series Non-Principal Collection Sub-subaccount" shall have the meaning specified in subsection 3.1(b)(i).

            "Series Principal Collection Sub-subaccount" shall have the meaning specified in subsection 3.1(b)(i).

            "Series Subordinated Interest" shall mean, with respect to any Series, the interest of the Company in the Trust Assets, if any, which is subordinated to the Certificateholders' Interest of such Series, as set forth in the Supplement for such Series.

            "Series Termination Date" shall mean, with respect to any Outstanding Series, the meaning assigned to such term in the related Supplement for such Series.

            "Service Transfer" shall have the meaning specified in Section 6.1 of the Servicing Agreement.

            "Servicer" shall initially mean WESCO in its capacity as Servicer under the Transaction Documents and, after any Service Transfer, the Successor Servicer.

            "Servicer Default" shall have, with respect to any Series, the meaning specified in Section 6.1 of the Servicing Agreement and, if applicable, as supplemented by the related Supplement for such Series.

            "Servicer Indemnification Amounts" shall have the meaning specified in Section 5.2(c) of the Servicing Agreement.

            "Servicer Site Review" shall mean a review performed by the Trustee of the servicing operations of the Servicer at its offices.

            "Servicing Agreement" shall have the meaning specified in the recitals hereto.

            "Servicing Fee" shall have the meaning specified in subsection 2.5(a) of the Servicing Agreement.

            "Servicing Fee Percentage" shall mean 1% per annum.

            "Servicing Party" shall mean the collective reference to the Servicer and each Sub-Servicer.

            "Settlement Period" shall mean (i) initially, the period commencing May 1, 1998 and ending on the last day of the May 1998 fiscal month of the Servicer, and (ii) thereafter, each fiscal month of the Servicer.

            "Settlement Report Date" shall mean, except as otherwise set forth in the applicable Supplement, the 15th day of each calendar month (or if such 15th day is not a Business Day, the next succeeding Business Day),

            "Special Allocation Settlement Report Date" shall have the meaning specified in subsection 3.1(e).

            "Specified Bankruptcy Opinion Provisions" shall mean the factual assumptions and the actions to be taken by any Seller or the Company, in each case as specified in the legal opinion of Simpson Thacher & Bartlett relating to non-substantive consolidation and delivered on the Initial Closing Date.

            "Standby Liquidation System" shall mean a system satisfactory to the Trustee by which the Trustee will receive and store electronic information regarding Receivables from the Servicer and each Sub-Servicer which may be utilized in the event of a liquidation of the Receivables to be carried out by the Trustee.

            "State/Local Government Obligor" shall mean any state or local government in the United States or any subdivision thereof or any agency, department or instrumentality thereof.

            "Sub-Servicer" shall have the meaning specified in the recitals hereto.

            "Subsidiary" shall mean, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

            "Successor Servicer" shall have the meaning specified in Section 6.2 of the Servicing Agreement.

            "Supplement" shall mean, with respect to any Series, a supplement to this Agreement complying with the terms of Section 5.10(c), executed in conjunction with the issuance of any Series.

            "Target Receivables Amount" shall mean, with respect to any Outstanding Series, the meaning assigned to such term in the related Supplement for such Series.

            "Tax Opinion" shall mean, with respect to any action, an Opinion of Counsel of one or more outside law firms (a) to the effect that, for federal income tax purposes, (i) such action will not adversely affect the characterization as debt or as an interest in a partnership (other than a partnership taxable as a corporation), as the case may be, of any Investor Certificates of any Outstanding Series or Class not retained by the Company, (ii) following such action, the Trust will not be classified as an association or a publicly traded partnership taxable as a corporation,
      (iii) such action will not cause or constitute a taxable event in which gain or loss would be recognized by any Investor Certificateholder or the Trust and (iv) in the case of Section 5.9, the Investor Certificates of the new Series which are not retained by the Company will be characterized as debt or as an interest in a partnership (other than a partnership taxable as a corporation) and (b) with respect to state taxation issues, in substantially the form delivered on the Initial Closing Date.

            "Termination Notice" shall have the meaning specified in Section 6.1 of the Servicing Agreement.

            "Transaction Documents" shall mean the collective reference to this Agreement, the Servicing Agreement, each Supplement with respect to any Outstanding Series, the Receivables Sale Agreements, the Lockbox Agreements, the Eligible Segregated Account Bank Acknowledgments, the Certificates and any other documents delivered pursuant to or in connection therewith.

            "Transfer Agent and Registrar" shall have the meaning specified in
      Section 5.3 and shall initially be the Trustee.

            "Transfer Deposit Amount" shall have the meaning specified in subsection 2.5(b).

            "Transferred Agreements" shall have the meaning specified in subsection 2.1(b).

            "Trust" shall mean the WESCO Receivables Master Trust created by this Agreement.

            "Trust Account" shall have the meaning, with respect to any Series, specified in the applicable Supplement for such Series.

            "Trust Assets" shall have the meaning specified in Section 2.1.

            "Trust Termination Date" shall have the meaning specified in subsection 9.1(a).

            "Trustee" shall mean the institution executing this Agreement as trustee, or its successor in interest, or any successor trustee appointed as herein provided.

            "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction or if no jurisdiction is specified, as in effect in the State of New York and, with respect to the Receivables sold pursuant to the Canadian Receivables Sale Agreement, the PPSA, as amended from time to time, as in effect in any specified jurisdiction of Canada or if no jurisdiction is specified, as in effect in the Province of Ontario.

            "U.S. Dollar Collection Account" shall have the meaning specified in subsection 3.1(b)(i).

            "U.S. Dollar Collection Concentration Account" shall have the meaning specified in subsection 3.1(b)(i).

            "Valuation Price" shall mean, as of any date of determination, the strike price of any outstanding Required Currency Hedge that would require the highest amount of Canadian Dollars to purchase one (1) U.S. Dollar.

            "WESCO" shall mean WESCO Distribution, Inc., a Delaware corporation.

            Section 1.2. Other Definitional and Calculation Provisions. (a) All terms defined in this Agreement, the Servicing Agreement or in any Supplement shall have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

            (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein shall control.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

            (d) All references herein to any agreement or instrument shall be deemed references to such agreement or instrument as amended, supplemented or otherwise modified from time to time in which case such reference shall be to the agreement or instrument.

            (e) The definitions contained in Section 1.1 are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

            (f) Where a definition contained in Section 1.1 specifies that such term shall have the meaning set forth in the related Supplement, the definition of such term set forth in the related Supplement may be preceded by a prefix indicating (or include in its definition) the specific Series or Class to which such definition shall apply.

            (g) Where reference is made in this Agreement or any related Supplement to the amount of Receivables, such reference shall, unless explicitly stated otherwise, be deemed a reference to the Principal Amount (as such term is defined in Section 1.1) of such Receivables.

            (h) Any reference herein or in any other Transaction Document to a provision of the Internal Revenue Code or ERISA shall be deemed a reference to any successor provision thereto.

            (i) To the extent that any provision of this Agreement or any other Transaction Document requires that a calculation be performed with respect to a date occurring prior to the effective date of such Transaction Document, such calculation shall be performed as provided therein as though such Transaction Document had been effective on and as of such prior date.

            (j) In calculating the Principal Amount of Receivables on any day, the Principal Amount of Receivables shall be reduced by the amount of collections received on such day (whether or not such Collections have resulted in Available Funds); provided, that to the extent that a Collection is subsequently dishonored by the bank on which such Collection is drawn, the Principal Amount of Receivables shall be reinstated by the amount of such dishonored Collection. In addition, for purposes of making the allocations required by Article III of this Agreement, as supplemented by the Supplements, on any day, the Servicer shall only direct, and the Trustee shall only be required to transfer, Available Funds.


                                   ARTICLE II

                           CONVEYANCE OF RECEIVABLES;
                            ISSUANCE OF CERTIFICATES

            Section 2.1. Conveyance of Receivables.

            (a) By execution and delivery of this Agreement, the Company does hereby transfer, assign, set over and otherwise convey to the Trustee for the benefit of the Holders, without recourse (except as specifically provided herein), all of its present and future right, title and interest in, to and under:

            (i) all Receivables, including those existing at the close of business on the Initial Closing Date and all Receivables thereafter arising from time to time until but not including the Trust Termination Date;

            (ii) the Related Property;

            (iii) all Collections;

            (iv) the Required Currency Hedge;

            (v) all payment, enforcement and other rights (including rescission, replevin or reclamation), but none of the obligations, relating to any Receivable or arising therefrom;

            (vi) the Collection Accounts, the Collection Concentration Accounts, each Eligible Segregated Account, each Lockbox and each Lockbox Account (collectively, the "Accounts"), including (A) all funds and other evidences of payment held therein and all certificates and instruments, if any, from time to time representing or evidencing any of such Accounts or any funds and other evidences of payment held therein, (B) all investments of such funds held in such Accounts and all certificates and instruments from time to time representing or evidencing such investments, (C) all notes, certificates of deposit and other instruments from time to time hereafter delivered or transferred to, or otherwise possessed by, the Trustee for and on behalf of the Company in substitution for any of the then existing Accounts and (D) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then existing Accounts;

            (vii) all monies due or to become due and all amounts received with respect to the items listed in clauses (i) through (vi) and all proceeds (including, without limitation, whatever is received upon the sale, exchange, collection or other disposition of the foregoing and all "proceeds" as defined in
      Section 9-306 of the UCC as in effect in the State of New York or, if applicable, as defined under the PPSA as in effect in the Province of Ontario) thereof, including all Recoveries relating thereto;

            (b) The Company, to secure its obligations hereunder, hereby transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Holders, and grants to the Trustee, for the benefit of the Holders, a first priority perfected security interest in, all its right, title and interest in, to and under the following: each of the Receivables Sale Agreements and the Servicing Agreement, including in respect of each agreement,
(A) all property assigned thereunder and all rights of the Company to receive monies due and to become due under or pursuant to such agreement, whether payable as fees, expenses, costs or otherwise, (B) all rights of the Company to receive proceeds of any credit or similar types of insurance, indemnity, warranty or guaranty with respect to such agreement, (C) claims of the Company for damages arising out of or for breach of or default under such agreement, (D) the right of the Company to amend, waive or terminate such agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, (E) all other rights, remedies, powers, privileges and claims of the Company under or in connection with such agreement (whether arising pursuant to such agreement or otherwise available to the Company at law or in equity), including the rights of the Company to enforce such agreement and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or in connection therewith and (F) all monies due or to become due and all amounts received with respect to the items listed in clauses (A) through (F) and all proceeds (including, without limitation, whatever is received upon the sale, exchange, collection or other disposition of the foregoing and all "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of New York or, if applicable, as defined under the PPSA as in effect in the Province of Ontario) thereof, including all Recoveries relating thereto (all of the foregoing set forth in subclauses (A)-(F), inclusive, the "Transferred Agreements");

            Such property described in the foregoing paragraphs (a) and (b), together with all investments and all monies on deposit in any other bank account or accounts maintained for the benefit of any Holders and all monies available under any Enhancement to be provided by any Enhancement Provider for any Series for payment to Holders shall constitute the assets of the Trust (the "Trust Assets").

            Subject to Section 5.9, although it is the intent of the parties to this Agreement that the conveyance of the Company's right, title and interest in, to and under the Receivables and the other Trust Assets described in paragraph (a) pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to create a loan, the Company hereby grants to the Trustee, for the benefit of the Investor Certificateholders, a perfected first priority security interest in all of the Company's present and future right, title and interest in, to and under the Receivables and such other Trust Assets to secure the payment of the applicable Invested Amounts, interest thereon and the other fees and expenses payable to the Investor Certificateholders, and that this Agreement shall constitute a security agreement under applicable law in favor of the Trustee, for the benefit of the Investor Certificateholders.

            (c) The assignment, set over and conveyance to the Trust pursuant to
Section 2.1(a) shall be made to the Trustee, on behalf of the Trust, and each reference in this Agreement to such assignment, set over and conveyance shall be construed accordingly. In connection with the foregoing assignment, except as expressly provided otherwise in the Transaction Documents, the Company, the Servicer and each Sub-Servicer agree to deliver to the Trustee each Trust Asset (including any original documents or instruments included in the Trust Assets as are necessary to effect such assignment) in which the transfer of an interest is perfected under the UCC or otherwise solely by possession and not by filing a financing statement or similar document.

            Notwithstanding the assignment of the Transferred Agreements set forth in Section 2.1(b), the Company does not hereby assign or delegate any of its duties or obligations under the Transferred Agreements to the Trust or the Trustee and neither the Trust nor the Trustee accepts such duties or obligations, and the Company shall continue to have the right and the obligation to purchase Receivables from the Sellers thereunder from time to time. The foregoing assignment, set-over and conveyance does not constitute and is not intended to result in a creation or an assumption by the Trust, the Trustee, any Investor Certificateholder or the Company, in its capacity as a Holder, of any obligation of the Servicer, the Company, any Seller or any other Person in connection with the Receivables or under any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligor.

            In connection with such assignment, the Company agrees to record, file and register, or cause to be recorded, filed or registered, at its own expense, any assignment, notice, application thereof, financing statements (and continuation statements with respect to such financing statements when applicable) or registrations in the appropriate records, each where applicable,
(i) with respect to the Receivables now existing and hereafter created and (ii) with respect to any other Trust Assets a security interest in which may be perfected, obtained or protected under the relevant UCC, PPSA, legislation or similar statute by such filing or registration, as the case may be, in each case meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect and protect and maintain perfection and protection of the assignment of the Receivables and such other Trust Assets to the Trust, and to deliver a file-stamped copy or certified statement of such financing statement or registration or other evidence of such filing or registration to the Trustee on or prior to the date of issuance of any Certificates (the items described in clauses (i) and (ii), the "Filing Trust Assets"). The Trustee shall be under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing or other registration under the UCC, other relevant legislation or similar statute in connection with such transfer. The Trustee shall be entitled to conclusively rely on the filings or registrations made by or on behalf of the Company without any independent investigation and the Company's obligation to make such filings as evidence that such filings have been made.

            In connection with such assignment, the Company further agrees, at its own expense, on or prior to the Initial Closing Date (a) to indicate, or to cause to be indicated, in its computer files (but not on individual invoices or individual collection files) relating to such Receivables (by means of a general legend, substantially in the form described on Schedule 6 hereto, that will automatically appear each time a Person enters the Sellers' Receivables program that unless otherwise specifically identified as a receivable not so sold, transferred, assigned and conveyed, all Receivables (and any such other receivables) included therein and all other Receivables Property (and any other similar related property) have been sold, transferred, assigned and conveyed pursuant to the Receivables Sale Agreements or this Agreement, respectively, to the Company or the Trust for the benefit of the Holders, as the case may be, and (b) to deliver, or cause to be delivered, to the Trustee computer files, microfiche lists or typed or printed lists (the "Receivables Lists") containing true and complete lists of all such Receivables transferred to the Trust, identified by Obligor and setting forth the Receivables balance for each such Receivable, as of the Cut-Off Date. Such tapes or disks shall be marked as Schedule 1 to this Agreement and are hereby incorporated into and made a part of this Agreement.

            Section 2.2. Acceptance by Trustee. (a) The Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest to the property, now existing and hereafter created, assigned to the Trust pursuant to Section 2.1 and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Holders. The Trustee further acknowledges that prior to, or simultaneously with, the execution and delivery of this Agreement, the Company delivered or caused to be delivered to the Trustee the computer file printout or microfiche list described in the last paragraph of Section 2.1.

            (b) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

            Section 2.3. Representations and Warranties of the Company Relating to the Company. The Company hereby represents and warrants to the Trustee and the Trust, for the benefit of the holders of Certificates of each Outstanding Series, as of the Issuance Date of such Series, that:

            (a) Corporate Existence; Compliance with Law. The Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate power and authority and all legal right to own and operate its properties, to lease the properties it operates as lessee and to conduct its business as now conducted, (iii) is duly qualified as a foreign corporation to do business and is in good standing under the laws of each jurisdiction where such qualification is necessary and (iv) is in compliance with its certificate or articles of incorporation and by-laws or other organizational or governing documents and, in all material respects, any other Requirements of Law. The Company does not engage in activities prohibited by the Transaction Documents or its certificate or articles of incorporation.

            (b) Corporate Power; Authorization; Consents. The Company has the corporate power and authority, and the legal right, to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Transaction Documents to which it is a party by or against the Company other than (i) those which have duly been obtained or made and are in full force and effect on the Initial Closing Date, (ii) any filings of UCC-1 financing statements or similar documents necessary to perfect the Company's or the Trust's interest in the Trust Assets and (iii) those that may be required under the state securities or "blue sky" laws in connection with the offering or sale of certificates. This Agreement and each other Transaction Document to which the Company is a party have been duly executed and delivered on behalf of the Company.

            (c) Enforceability. This Agreement and each of the other Transaction Documents to which the Company is a party (i) constitute the legal, valid and binding obligations of the Company enforceable against it in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity) and (ii) are effective to, and all action has been taken to, cause compliance with paragraph (n) of the definition of Eligible Receivables.

            (d) No Legal Bar. The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Company is a party will not violate its certificate or articles of incorporation and by-laws or other organizational or governing documents and, any other Requirement of Law in any material respect, and will not result in, or require, the creation or imposition of any Lien (other than Liens contemplated or permitted hereby) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

            (e) No Conflict. The execution and delivery of this Agreement and the other Transaction Documents to which the Company is a party, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Company is a party or by which it or any of its property is bound.

            (f) No Material Litigation. There are no actions, suits, investigations or proceedings at law or in equity (including, without limitation, injunctions, writs or restraining orders) by or before any arbitrator, court or Governmental Authority now pending or, to the knowledge of the Company, threatened against or affecting the Company or any properties, revenues or rights of the Company which (i) involve this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby, (ii) which could reasonably be expected to affect adversely the income tax or franchise tax attributes of the Trust under the United States federal or any state or franchise tax systems or (iii) would be reasonably likely to have a Material Adverse Effect. The transactions contemplated hereunder and the use of the proceeds thereof will not violate any Requirement of Law.

            (g) No Default. The Company is not in default, in any material respect, under or with respect to any of its Contractual Obligations. No Early Amortization Event or Potential Early Amortization Event has occurred and is continuing.

            (h) Compliance with Law. The Company has complied with all applicable provisions of its certificate or articles of incorporation and by-laws or other organizational or governing documents and has complied in all material respects with any other Requirements of Law with respect to the Company, its business and properties and the Trust Assets.

            (i) Tax Returns. The Company has filed or caused to be filed all tax returns which are required to have been filed by it and has paid or caused to be paid all taxes shown thereon to be due and payable, and any assessments made against it or any of its property. No tax Lien has been filed, and, to the best knowledge of the Company, no claim is being asserted, with respect to any taxes. For purposes of this paragraph, "taxes" shall mean any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any Governmental Authority.

            (j) Location of Records; Chief Executive Office. The offices at which the Company keeps its records concerning the Receivables either (x) are located at the addresses set forth for the Sellers on the relevant schedule of the Receivables Sale Agreements or (y) have been reported to the Trustee in accordance with the provisions of subsection 2.8(l) of this Agreement. The chief executive office of the Company is located at the address set forth on Schedule 4 (as such location may be changed from time to time in accordance with Section 2.8(1) of the Agreement) and is the place where the Company is "located" for the purposes of Section 9-103(3)(d) of the UCC as in effect in the State of New York, or, if applicable, for purposes of the relevant provincial laws of Canada. The state and county where the chief executive office of the Company is "located" for the purposes of Section 9-103(3)(d) of the UCC as in effect in the State of New York has not changed in the past four months.

            (k) Solvency. Both prior to and after giving effect to the transactions occurring on each Issuance Date, (i) the fair value of the assets of the Company at a fair valuation will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Company; (ii) the present fair salable value of the property of the Company will be greater than the amount that will be required to pay the probable liability of the Company on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; (iii) the Company will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Company will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. For all purposes of clauses (i) through (iv) above, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. Both prior to and after giving effect to the transactions occurring on each Issuance Date, the Company does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it and the timing of and amounts of cash to be payable in respect of its debt.

            (l) Investment Company. Neither the Company nor the Trust (before and after giving effect to the issuance of Certificates on such Issuance
      Date) is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such act.

            (m) Ownership; Subsidiaries. All of the issued and outstanding capital stock of the Company is owned, legally and beneficially, by WESCO. The Company has no Subsidiaries.

            (n) Names. The legal name of the Company is as set forth in this Agreement. The Company has not had, nor has, any trade names, fictitious names, assumed names or "doing business as" names.

            (o) Liabilities. Other than, (i) the liabilities, commitments or obligations (whether absolute, accrued, contingent or otherwise) arising under or in respect of the Transaction Documents and (ii) immaterial amounts due and payable in the ordinary course of business of a special-purpose company, the Company does not have any liabilities, commitments or obligations (whether absolute, accrued, contingent or otherwise), whether due or to become due.

            (p) Use of Proceeds; Federal Reserve Board Regulation. No proceeds of the issuance of any Investor Certificates will be used by the Company to purchase or carry any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time). The Company is in compliance with all applicable regulations of the Board of Governors of the Federal Reserve System (including, without limitation, Regulations U and G with respect to "margin stock").

            (q) Collection Procedures. The Company and each Seller have in place procedures pursuant to the Policies which are either necessary or advisable to ensure the timely collection of Receivables in accordance with the Transaction Documents.

            (r) Lockbox Accounts; Eligible Segregated Accounts. The Lockbox Banks and Eligible Segregated Account Banks are the only institutions holding any Lockbox Accounts or Eligible Segregated Accounts for the receipt of payments from Obligors in respect of Receivables and no Persons other than Obligors have been instructed to make payments to Lockbox Accounts or Eligible Segregated Accounts. (i) Each Lockbox Agreement to which the Company is party is in full force and effect, (ii) each Lockbox Account is free and clear of any Lien (other than any right of set-off expressly provided for in the applicable Lockbox Agreement), (iii) each Eligible Segregated Account Agreement to which the Company is party is in full force and effect and (iv) each Eligible Segregated Account established pursuant to subsection 2.3(b) of the Servicing Agreement is free and clear of any Lien.

            (s) Bulk Sales. The execution, delivery and performance of this Agreement do not require compliance with any "bulk sales" law by the Company.

            The representations and warranties set forth in this Section 2.3 shall survive after the date made and the transfer and assignment of the Trust Assets to the Trust. Upon discovery by a Responsible Officer of the Company or the Servicer or by a Responsible Officer of the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties and to each Agent with respect to all Outstanding Series. The Trustee's obligations in respect of any breach are limited as provided in subsection 8.2(g).

            Section 2.4. Representations and Warranties of the Company Relating to the Receivables. The Company hereby represents and warrants to the Trustee and the Trust, for the benefit of the holders of Certificates of each Outstanding Series, (x) as of the Issuance Date of such Series, and (y) with respect to each Receivable transferred to the Trust after such Issuance Date, as of the related Receivables Purchase Date, unless, in either case, otherwise stated in the applicable Supplement or unless such representation or warranty expressly relates only to a prior date, that:

            (a) Schedule 1 to this Agreement sets forth an accurate and complete listing as of the Cut-Off Date of all Receivables to be transferred to the Trust as of the Initial Closing Date and the information contained therein with respect to the identity of the Obligor of, and Principal Amount of, each such Receivable is true and correct in all material respects as of the Cut-Off Date. As of the Cut-Off Date, the aggregate amount of Receivables owned by the Company is accurately set forth in all material respects in Schedule 1 hereto.

            (b) Each Receivable existing on the Initial Closing Date or, in the case of Receivables transferred to the Trust after the Initial Closing Date, on the date that each such Receivable shall have been transferred to the Trust, has been conveyed to the Trust free and clear of any Lien, except for Permitted Liens specified in clauses (i) and (iv) of the definition thereof.

            (c) On the Initial Closing Date, each Receivable transferred to the Trust that is included in the calculation of the initial Aggregate Receivables Amount is an Eligible Receivable and, in the case of Receivables transferred to the Trust after the Initial Closing Date, on the date such Receivable shall have been transferred to the Trust, each such Receivable that is included in the calculation of the Aggregate Receivables Amount on such date is an Eligible Receivable.

            The representations and warranties set forth in this Section 2.4 shall survive after the date made and the transfer and assignment of the Trust Assets to the Trust. Upon discovery by a Responsible Officer of the Company or the Servicer or a Responsible Officer of the Trustee of a breach of any of the representations and warranties, the party discovering such breach shall give prompt written notice to the other parties and to each Agent with respect to all Outstanding Series. The Trustee's obligations in respect of any breach are limited as provided in Section 8.2(g).

            Section 2.5. Repurchase of Ineligible Receivables and Cash Dilution Payments. (a) Repurchase Obligation. If (i) any representation or warranty under subsections 2.4(a), (b) or (c) is not true and correct in any material respect as of the date specified therein with respect to any Receivable transferred to the Trust, (ii) there is a breach of any covenant under subsection 2.8(c) with respect to any Receivable in any material respect or (iii) the Trust's interest in any Receivable is not a first priority perfected ownership or security interest at any time as a result of any action taken by, or any failure to take action by, the Company (any Receivable as to which the conditions specified in any of clauses (i), (ii) or (iii) of this subsection 2.5(a) exists is referred to herein as an "Ineligible Receivable") then, upon the earlier (the date on which such earlier event occurs, the "Repurchase Obligation Date") of the discovery by the Company of any such event which continues unremedied or receipt by the Company of written notice given by the Trustee or the Servicer of any such event which continues unremedied, the Company shall become obligated to repurchase or cause to be repurchased such Ineligible Receivable on the terms and conditions set forth in subsection 2.5(b).

            (b) Repurchase of Receivables. Subject to the last sentence of this subsection 2.5(b), the Company shall repurchase, or cause to be repurchased, each Ineligible Receivable required to be repurchased pursuant to subsection 2.5(a) by depositing in the Collection Accounts in immediately available funds no later than the Business Day following the related Repurchase Obligation Date an amount equal to the lesser of (x) the amount by which the Aggregate Target Receivables Amount exceeds the Aggregate Receivables Amount (after giving effect to the reduction thereof by the Principal Amount of such Ineligible Receivable) and (y) the aggregate outstanding Principal Amount of each such Ineligible Receivable (the "Transfer Deposit Amount"). Upon transfer or deposit of the Transfer Deposit Amount, the Trust shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Company, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivable, all monies due or to become due with respect thereto and all proceeds thereof; and such repurchased Ineligible Receivable shall be treated by the Trust as collected in full as of the date on which it was transferred. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Company to effect the conveyance of such Receivables pursuant to this subsection. Except as otherwise specified in any Supplement, the obligation of the Company to repurchase any Ineligible Receivable shall constitute the sole remedy respecting the event giving rise to such obligation available to Investor Certificateholders (or the Trustee on behalf of Investor Certificateholders) unless such obligation is not satisfied in full in accordance with the terms of this Agreement.

            (c) Dilution Adjustments. If, as a result of a Dilution Adjustment pursuant to Section 4.6 of the Servicing Agreement, the Aggregate Receivables Amount is less than the Aggregate Target Receivables Amount, the Company (in addition to but without duplication of the obligation of the applicable Seller under the Receivables Sale Agreements in respect of such Dilution Adjustment) shall be required to pay into the Series Principal Collection Sub-subaccount with respect to each Outstanding Series in immediately available funds within one Business Day of such determination such Series' pro rata share of the lesser of the amount of such Dilution Adjustment and the amount (the "Cash Dilution Payment") by which the Aggregate Target Receivables Amount exceeds the Aggregate Receivables Amount.

            Section 2.6. Purchase of Investor Certificateholders' Interest in Trust Portfolio. (a) In the event of any breach of any of the representations and warranties set forth in Section 2.3, which breach has a material adverse effect on the interests of the holders of an Outstanding Series (without giving effect to any Enhancement) under or with respect to the Transaction Documents, then the Trustee, at the written direction of holders of Certificates evidencing more than 50% of the Invested Amount of such Outstanding Series shall notify the Company to purchase such Outstanding Series and the Company shall be obligated to make such purchase on the next Distribution Date occurring at least five Business Days after receipt of such notice on the terms and conditions set forth in subsection 2.6(b) below; provided, however, that no such purchase shall be required to be made if, by such Distribution Date, the representations and warranties contained in Section 2.3 shall be satisfied in all material respects and any material adverse effect on the holders of such Outstanding Series caused thereby shall have been cured.

            (b) As required under subsection 2.6(a) above, the Company shall deposit into the U.S. Dollar Collection Account for credit to the applicable subaccount of the U.S. Dollar Collection Account on the Business Day preceding such Distribution Date an amount equal to the purchase price (as described in the next succeeding sentence) for the Certificateholders' Interest for such Outstanding Series on such day. The purchase price for any such purchase will be equal to (i) the Adjusted Invested Amount of such Outstanding Series on the date on which the purchase is made plus (ii) an amount equal to all interest accrued but unpaid on such Series up to the Distribution Date on which the distribution of such deposit is scheduled to be made pursuant to Section 9.2 plus (iii) any other amount required to be paid in connection therewith pursuant to any Supplement. Notwithstanding anything to the contrary in this Agreement, the entire amount of the purchase price deposited in the U.S. Dollar Collection Account (together with amounts on deposit in the applicable Series Principal Collection Sub-subaccount) shall be distributed to the related Investor Certificateholders on such Distribution Date pursuant to Section 9.2. If the Trustee gives notice directing the Company to purchase the Certificates of an Outstanding Series as provided above, except as otherwise specified in any Supplement, the obligation of the Company to purchase such Certificates pursuant to this Section 2.6 shall constitute the sole remedy respecting an event of the type specified in the first sentence of this Section 2.6 available to the applicable Investor Certificateholders (or the Trustee on behalf of such Investor Certificateholders) unless such obligation is not satisfied in full in accordance with the terms of this Agreement.

            Section 2.7. Affirmative Covenants of the Company. The Company hereby covenants that, until the Trust Termination Date occurs, the Company shall:

            (a) Financial Statements. (i) Furnish to the Trustee, each Agent and the Rating Agencies, within 120 days after the end of each fiscal year, the balance sheet and related statements of income, stockholders' equity and cash flows showing the financial condition of the Company as of the close of such fiscal year and the results of its operations during such year, certified by an appropriate Responsible Officer of the Company to the effect that such financial statements fairly present the financial condition and results of operations of the Company in accordance with GAAP consistently applied;

                  (ii) Furnish to the Trustee, each Agent and the Rating
            Agencies, within 60 days after the end of each of the first three fiscal quarters of each fiscal year, the Company's balance sheet and related income statement showing the financial condition of the Company as of the close of such fiscal quarter and the results of its operations during such fiscal year (and, beginning with the second fiscal year, showing, on a comparative basis, such information as of and for the corresponding dates and periods of the preceding fiscal year), all certified by a Responsible Officer of such Person as fairly presenting the financial condition and results of operations of the Company in accordance with GAAP consistently applied, subject to normal year-end audit adjustments; and

                  (iii) Furnish to the Trustee and each Agent, promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Company, or compliance with the terms of any Transaction Document, in each case as any Agent or the Trustee may reasonably request.

            (b) Annual Opinion. Deliver to the Trustee an Opinion of Counsel, substantially in the form of Exhibit C, by January 31 of each year, the first such delivery hereunder to occur in January 1999.

            (c) Payment of Obligations; Compliance with Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature (including, without limitation, all taxes, assessments, levies and other governmental charges imposed on it), except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company. The Company shall defend the right, title and interest of the Trustee and the Holders in, to and under the Receivables and the other Trust Assets, whether now existing or hereafter created, against all claims of third parties claiming through or under the Company, any Seller, any Sub-Servicer or the Servicer.

            (d) Inspection of Property; Books and Records; Discussions. Keep proper books of records and accounts in which full, true and correct entries in conformity in all material respects with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Trustee or any Agent for any Outstanding Series upon reasonable advance notice to visit and inspect any of its properties and examine and make abstracts from any of its books and records during normal business hours on any Business Day and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company with officers and employees of the Company and with its Independent Public Accountants; provided, that the Trustee shall notify the Company prior to any contact with such accountants and, prior to the occurrence of an Early Amortization Event, shall permit representatives of the Company to be present during such discussions.

            (e) Compliance with Law and Policies. (i) Comply in all material respects with all Requirements of Law applicable to the Company.

                  (ii) Cause each Seller to perform its obligations in
            accordance with, and comply in all material respects with, the Policies, as amended from time to time in accordance with the Transaction Documents, in regard to the Receivables and the Related Property.

            (f) Purchase of Receivables. Purchase Receivables solely pursuant to
      (i) the Receivables Sale Agreements or (ii) this Agreement.

            (g) Delivery of Collections. In the event that the Company receives Collections directly from Obligors, deposit such Collections into the applicable Lockbox Account, Eligible Segregated Account or a Collection Account within one Business Day after receipt thereof by the Company.

            (h) Notices. (a) Promptly (and, in any event, within five Business Days after a Responsible Officer of the Company becomes aware of such event) give written notice to the Trustee, each Rating Agency and each Agent for any Outstanding Series of:

                  (i) the occurrence of any Early Amortization Event; and

                  (ii) any Lien not permitted by subsection 2.8(c) on any
            Receivable or any other Trust Assets.

                  (b) Promptly (and, in any event, within five Business Days after a Responsible Officer of the Company becomes aware of such event) give written notice to the Trustee and each Agent for any Outstanding Series of the occurrence of any Potential Early Amortization Event

            (i) Lockboxes; Eligible Segregated Accounts. (i) Maintain, and keep in full force and effect, each Lockbox Agreement and Eligible Segregated Account Agreement to which the Company is a party, and not amend or otherwise modify each such agreement, except in each case to the extent otherwise permitted under the terms of this Agreement and the other Transaction Documents; provided, however, that the Company may enter into any amendments or modifications of a Lockbox Agreement or Eligible Segregated Account Agreement that the Company reasonably deems necessary to conform such Lockbox Agreement or Eligible Segregated Account Agreement to the cash management system of the Servicer and that are reasonably acceptable to the Trustee and each Agent, (ii) ensure that each related Lockbox Account and each related Eligible Segregated Account shall be free and clear of, and defend each such Lockbox Account and Eligible Segregated Account against any writ, order, stay, judgment, warrant of attachment or execution or similar process.

            (j) Separate Corporate Existence.

                  (i) Maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions and ensure that the funds of the Company will not be diverted to any other Person or for other than corporate uses of the Company, nor will such funds be commingled with the funds of any Seller or any other Subsidiary or Affiliate of any Seller;

                  (ii) To the extent that it shares the same officers or other employees as any of its stockholders or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

                  (iii) To the extent that it jointly contracts with any of its stockholders or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Company contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods or services are provided, and each such entity shall bear its fair share of such costs. All material transactions between the Company and any of its Affiliates, whether currently existing or hereafter entered into, shall be only on an arm's-length basis, it being understood and agreed that the transactions contemplated in the Transaction Documents meet the requirements of this clause (iii);

                  (iv) Maintain an office space separate from offices of WESCO and its Affiliates (but which may be located at the same address as WESCO). To the extent that the Company and any of its stockholders or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

                  (v) Issue separate financial statements prepared not less
            frequently than quarterly and prepared in accordance with GAAP;

                  (vi) Conduct its affairs in its own name and strictly in
            accordance with its articles of incorporation and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders' and directors' meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

                  (vii) Not assume or guarantee any of the liabilities of any
            Seller, any Servicing Party or any Affiliate of any thereof; and

                  (viii) Take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to (x) ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct in all material respects with respect to the Company and (y) comply in all material respects with those procedures described in such provisions which are applicable to the Company.

            (k) Preservation of Corporate Existence. (i) Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation and (ii) qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would, if not remedied within 30 days, be reasonably likely to have a Material Adverse Effect.

            (l) Net Worth. Maintain at all times a consolidated net worth, as determined in accordance with GAAP, of at least $50,000,000.

            (m) Maintenance of Property. Keep all property and assets useful and necessary to permit the monitoring and collection of Receivables.

            (n) Further Assurances. File, or cause to be filed, at the applicable Seller's expense and in accordance with the provisions of the UCC or PPSA of the applicable jurisdiction, duly completed and executed continuation statements with respect to all financing statements filed in connection with the transactions contemplated by the Receivables Sale Agreements.

            (o) Required Currency Hedges. (i) On the Initial Closing Date and on each Distribution Date thereafter, the Company shall have the Required Currency Hedge in place for the Required Hedge Period and the Required Hedge Notional Amount. The Company agrees that at any time that it enters into any Required Currency Hedge, it shall have funds available to make payment of fees or other amounts due in connection with the purchase of such Required Currency Hedge at the time that such payments are due and payable thereunder.

                  (ii) The Company agrees that at any time that it enters into any Required Currency Hedge, it shall execute and deliver to the Trustee an assignment of all amounts payable to the Company under such Required Currency Hedge substantially in the form of Exhibit E (each, a "Required Currency Hedge Assignment").

                  (iii) If any time the commercial paper or short term deposit ratings from any Rating Agency assigned to a Counterparty is such that the Counterparty is no longer an Eligible Counterparty, the Company shall (x) to the extent permitted under the Required Currency Hedge to which such Counterparty is a party, require such Counterparty to secure its obligations under such Required Currency Hedge or take such other actions as shall satisfy the Rating Agency Condition or (y) replace the Counterparty with an Eligible Counterparty within 30 days.

            Section 2.8. Negative Covenants of the Company. The Company hereby covenants that, until the Trust Termination Date occurs, it shall not directly or indirectly:

            (a) Accounting of Transfers. Prepare any consolidating financial statements which shall account for the transactions contemplated by the Receivables Sale Agreement in any manner other than as a sale of Receivables by the Sellers to the Company or in any other respect account for or treat the transactions under the Receivables Sale Agreements (including for financial accounting purposes, except as required by law) in any manner other than as transfers of Receivables by the Sellers to the Company; provided, however, that this subsection shall not apply for any tax or tax accounting purposes.

            (b) Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except: (i) Indebtedness evidenced by the Seller Note; (ii) Indebtedness representing fees, expenses and indemnities payable pursuant to and in accordance with the Transaction Documents; and
      (iii) Indebtedness for services supplied or furnished to the Company in an amount not to exceed $100,000 at any one time outstanding; provided that any payments made by the Company pursuant to this subsection shall be made solely from funds available to the Company which are not otherwise required to be applied to the payment of any amounts (other than amounts payable to the Company) pursuant to any Pooling and Servicing Agreements, shall be non-recourse other than with respect to such funds, and shall not constitute a claim against the Company to the extent that insufficient funds exist to make such payment.

            (c) Limitation on Liens and Sales. Except for the conveyance hereunder or as otherwise contemplated hereby, the Company will not sell, pledge, assign or transfer to any Person, or create, incur, assume or suffer to exist any Lien upon any Receivables or any of its property, assets or revenues, whether now owned or hereafter acquired, except for Permitted Liens, it being understood that no Permitted Lien under clause
      (ii) of the definition thereof shall cover any of the Trust Assets.

            (d) Limitation on Guarantee Obligations. Become or remain liable, directly or contingently, in connection with any Indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise, except in connection with indemnification obligations of the Company to the limited extent provided in the Company's articles of incorporation and by-laws; provided that any payments made by the Company pursuant to this subsection shall be made solely from funds available to the Company which are not otherwise required to be applied to the payment of any amounts (other than amounts payable to the Company) pursuant to any Pooling and Servicing Agreements, shall be non-recourse other than with respect to such funds, and shall not constitute a claim against the Company to the extent that insufficient funds exist to make such payment.

            (e) Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or make any material change in its present method of conducting business (other than as contemplated by the Transaction Documents), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets other than the assignments and transfers contemplated hereby.

            (f) Limitation on Dividends and Other Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of the Company, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company (any of the foregoing, a "restricted payment"), or make, directly or indirectly, payments in any form in respect of the Seller Notes unless (i) at the date such restricted payment or payment in respect of the Seller Notes is made, the Company shall have made all payments in respect of its repurchase obligations pursuant to this Agreement outstanding at such date, (ii) at the date any restricted payment is made, the outstanding principal amount of the Seller Notes shall be zero, and (iii) any such restricted payment is made in accordance with all corporate and legal formalities applicable to the Company; provided, however, that (A) no restricted payment shall be made on any date if (x) a Potential Early Amortization Event of a type referred to in clause (a)(ii) or (iii) of Section 7.1 or (y) an Early Amortization Event has occurred and is continuing (or would occur as a result of such payment) on such date, (B) no payment in respect of the Seller Notes shall be made in contravention of the subordination provisions contained therein and (C) all restricted payments, and payments in respect of the Seller Notes, made on any date shall be payable by the Company solely from funds available to the Company in accordance with the terms of any Pooling and Servicing Agreement.

            (g) Business of the Company. Engage at any time in any business or business activity other than the acquisition of Receivables pursuant to the Receivables Sale Agreements, the assignments and transfers hereunder and the other transactions contemplated by the Transaction Documents, and any activity incidental to the foregoing and necessary or convenient to accomplish the foregoing, or enter into or be a party to any agreement or instrument other than in connection with the foregoing, except those agreements or instruments permitted under subsection 2.8(i).

            (h) Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except for any Exchangeable Company Interest, any Series Subordinated Interest, the Receivables and the other Trust Assets or as otherwise permitted by the Transaction Documents.

            (i) Agreements. (A) Become a party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, except the Transaction Documents, leases of office space, equipment or other facilities for use by the Company in its ordinary course of business, employment agreements, service agreements, agreements relating to shared employees and the other Transaction Documents and agreements necessary to perform its obligations under the

      Transaction Documents, (B) issue any power of attorney (except to the Trustee or the Servicer or except for the purpose of permitting any Person to perform any ministerial functions on behalf of the Company that are not prohibited by or inconsistent with the terms of the Transaction Documents), or (C) amend, supplement, modify or waive any of the provisions of the Receivables Sale Agreements or any Lockbox Agreement or Eligible Segregated Account Agreement or request, consent or agree to or suffer to exist or permit any such amendment, supplement, modification or waiver or exercise any consent rights granted to it thereunder unless such amendment, supplement, modification or waiver or such exercise of consent rights would not be reasonably likely to have a Material Adverse Effect and, in the case of the Receivables Sale Agreements, the Rating Agency Condition shall have been satisfied with respect to any such amendments, supplements, modifications or waivers.

            (j) Policies; Amendments to Receivables. (i) Make any change or modification (or permit any change or modification to be made) in any material respect to the Policies, except (x) if such changes or modifications are necessary under any Requirement of Law, (y) if such changes or modifications would not reasonably be likely to have a Material Adverse Effect or (z) if the Rating Agency Condition is satisfied with respect thereto; provided, however, that if any change or modification, other than a change or modification permitted pursuant to clause (x) or
      (y) above, would be reasonably likely to have a material adverse effect on the interests of the Investor Certificateholders of a Series which is not rated by a Rating Agency, the consent of the applicable Agent (or as specified in the related Supplement) shall be required to effect such change or modification.

                  (ii) Take any action with respect to the Receivables of the type which if taken by the Servicer would violate the provisions of
            Section 4.6 of the Servicing Agreement.

            (k) Receivables Not To Be Evidenced by Promissory Notes. Subject to the delivery requirement set forth in subsection 2.1(c), take any action to cause any Receivable to be evidenced by any "instrument" other than, provided that the procedures set forth in Schedule 3 are fully implemented with respect thereto, an instrument which alone or together with a security agreement constitutes "chattel paper" (each as defined in the UCC as in effect in any state in which the Company's or the applicable Seller's chief executive office or books and records relating to such Receivable are located, or as defined under the relevant provincial laws of Canada), except in connection with its enforcement or collection of an Aged Receivable.

            (l) Offices. Move outside or within the state where such office is now located the location of its chief executive office or of any of the offices where it keeps its records with respect to the Receivables without
      (i) in the case of moves outside such state, giving 30 days' prior written notice to the Trustee and each Rating Agency, (ii) in the case of moves within such state, giving the Trustee prompt notice of a change within the state where such office is now located of the location of its chief executive office or any office where it keeps its records with respect to the Receivables and (iii) taking all actions reasonably requested by the Trustee (including but not limited to all filings and other acts necessary or advisable under the UCC or similar statute of each relevant jurisdiction) in order to continue the Trust's first priority perfected ownership or security interest in all Receivables now owned or hereafter created; provided, however, that the Company shall not change the location of its chief executive office to outside of the United States, or to a state which is within the Tenth Circuit unless it delivers an Opinion of Counsel reasonably acceptable to the Rating Agencies to the effect that Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.
      1993), is no longer controlling precedent in the Tenth Circuit.

            (m) Change in Name. Change its name, identity or corporate structure in any manner which would or might make any financing statement or continuation statement (or other similar instrument) filed in accordance herewith seriously misleading within the meaning of Section 9-402(7) of the UCC as in effect in any applicable jurisdiction in which UCC filings have been made in respect of the Trust Assets without 30 days' prior written notice to the Trustee and each Rating Agency.

            (n) Charter. Amend or make any change or modification to its certificate of incorporation or by-laws without first satisfying the Rating Agency Condition (other than an amendment, change or modification made pursuant to changes in law of the state of its incorporation or amendments to change the Company's name (subject to compliance with clause
      (m) above), resident agent or address of resident agent).

            (o) Addition of Sellers. Agree to the addition of any Subsidiary of WESCO as an additional Seller pursuant to Section 9.12 of the Receivables Sale Agreements without (i) such Subsidiary complying with all conditions precedent set forth in the Receivables Sale Agreements, or such Subsidiary's being simultaneously added as a Sub-Servicer (or without another Subsidiary's simultaneously agreeing to act as a Sub-Servicer in respect of such additional Seller) under the Transaction Documents pursuant to Section 2.6 of the Servicing Agreement.

                                   ARTICLE III

                              RIGHTS OF HOLDERS AND
                    ALLOCATION AND APPLICATION OF COLLECTIONS

                    THE FOLLOWING PORTION OF THIS ARTICLE III
                          IS APPLICABLE TO ALL SERIES.

            Section 3.1. Rights of Holders. (a) Each Series of Investor Certificates shall represent Fractional Undivided Interests in the Trust (including any Enhancement applicable to such Series as specified in the related Supplement) relating to such Series and the right to receive Collections and other amounts at the times and in the amounts specified in this Article III (as supplemented by the Supplement related to such Series) to be deposited in the Collection Accounts and any other accounts maintained for the benefit of the Investor Certificateholders or paid to the Investor Certificateholders (with respect to each outstanding Series, the "Certificateholders' Interest"). The "Exchangeable Company Interest" shall be the interest in the Trust not represented by any Series of Investor Certificates then outstanding or Series Subordinated Interests then in existence, including the right to receive Collections and other amounts at the times and in the amounts specified in this Article III to be paid to the Company (the "Company Interest"), and each Series Subordinated Interest, if any, shall be the interest specified as such pursuant to the related Supplement; provided, however, that no such Exchangeable Company Interest or Series Subordinated Interest shall include any interest in any Trust Account or any other accounts maintained for the benefit of the Investor Certificateholders or the benefit of any Enhancement Provider, except as specifically provided in this Article III.

            (b) Establishment of Collection Accounts and the Collection Concentration Accounts; Authority of the Trustee in Respect of the Collection Accounts and the Collection Concentration Accounts and Holders' Interests Therein. (i) The Trustee, for the benefit of the Investor Certificateholders, shall cause to be established and maintained in the name of the Trust with an Eligible Institution or with the corporate trust department of the Trustee or an affiliate of the Trustee, the following three segregated trust accounts (collectively, the "Collection Accounts"), each bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Certificateholders: (i) an account in the United States to hold all Collections received in the United States (the "U.S. Dollar Collection Account"), (ii) an account in Canada to hold all Collections received in Canada that are paid in U.S. Dollars (the "Canada/U.S. Dollar Collection Account") and
(iii) an account in Canada to hold all Collections received in Canada that are paid in Canadian Dollars (the "Canada/Canadian Dollar Collection Account").
Schedule 2, which is hereby incorporated into and made a part of this Agreement, identifies the Collection Accounts by setting forth the account number of each such account, the account designation of such account and the name of the institution with which such account has been established. The U.S. Dollar Collection Account shall be divided into individual subaccounts for each Outstanding Series (each, respectively, a "Series Collection Subaccount" and, collectively, the "Series Collection Subaccounts") and for the Company (the "Company Collection Subaccount"). For administrative purposes only, the Trustee shall establish or cause to be established for each Series, so long as such Series is an Outstanding Series, sub-subaccounts of the Series Collection Subaccounts with respect to such Series (respectively, the "Series Principal Collection Sub-subaccount" and "Series Non-Principal Collection Sub-subaccount" and, collectively, the "Series Collection Sub-subaccounts"). For administrative purposes only, the Trustee shall also establish or cause to be established for each Series, so long as such Series is an Outstanding Series, subaccounts of the Canada/U.S. Dollar Collection Account and subaccounts of the Canada/Canadian Dollar Collection Account (each, respectively, a "Series Canada/U.S. Dollar Collection Subaccount" and a "Series Canada/Canadian Dollar Collection Subaccount"). The Company shall also establish intervening deposit accounts (each as defined below, collectively, the "Collection Concentration Accounts"), in the name of the Company, which accounts shall be used for the receipt of Collections transferred from the Lockbox Accounts and the Eligible Segregated Accounts (to the extent so provided in the Servicing Agreement) prior to the deposit of such Collections, as appropriate, (A) into the U.S. Dollar Collection Account (the "U.S. Dollar Collection Concentration Account"), (B) into the Canada/Canadian Dollar Collection Account (the "Canada/Canadian Dollar Collection Concentration Account") or (C) into the Canada/U.S. Dollar Collection Account (the "Canada/U.S. Dollar Collection Concentration Account").

                  (ii) The Trustee, on behalf of the Investor
Certificateholders, shall possess all right, title and interest in all funds on deposit from time to time in the Collection

Accounts and in all proceeds thereof. The Collection Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders and, to the extent set forth in any Supplement, any Enhancement Provider set forth therein. If, at any time, the Servicer has actual notice or knowledge that any institution holding any of the Collection Accounts is other than the corporate trust department of the Trustee or an affiliate of the Trustee, or that any other institution holding any of the Collection Accounts has ceased to be an Eligible Institution, the Servicer shall direct the Trustee in writing to establish within 30 days a substitute account therefor with an Eligible Institution, transfer any cash and/or any Eligible Investments to such new account and from the date any such substitute accounts are established, such account shall be the Collection Account. Neither the Company nor the Servicer, nor any person or entity claiming by, through or under the Company or Servicer, shall have any right, title or interest in, except to the extent expressly provided under the Transaction Documents, or any right to withdraw any amount from, the Collection Accounts. Pursuant to the authority granted to the Servicer in subsection 2.2(a) of the Servicing Agreement, the Servicer shall have the power, revocable by the Trustee, to instruct the Trustee in writing to make withdrawals from and payments to the Collection Accounts for the purposes of carrying out the Servicer's or the Trustee's duties hereunder.

            (c) Administration of the Collection Accounts. At the written direction of the Servicer, funds on deposit in the Collection Accounts available for investment shall be invested by the Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Trustee for the benefit of the Investor Certificateholders. Amounts on deposit in each Series Non-Principal Collection Sub-subaccount shall, if applicable, be invested in Eligible Investments that will mature, or that are payable or redeemable upon demand of the holder thereof, so that such funds will be available on or before the Business Day immediately preceding the next Distribution Date. None of such Eligible Investments shall be disposed of prior to the maturity date with respect thereto unless the Trustee is directed in writing by the Servicer (such direction shall specify the investments to be disposed) and such disposition is reasonably necessary to prevent a loss. All interest and investment earnings (net of losses and investment expenses) (the "Investment Earnings") on funds deposited in a Series Non-Principal Collection Sub-subaccount shall be deposited in such sub-subaccount. Amounts on deposit in the Series Principal Collection Sub-subaccounts and any other sub-subaccounts as specified in the related Supplement shall be invested in Eligible Investments that mature, or that are payable or redeemable upon demand of the holder thereof, so that such funds will be available not later than the date which is specified in any Supplement. The Trustee, or its nominee or custodian, shall maintain possession of the instruments or securities, if any, evidencing any Eligible Investments from the time of purchase thereof until the time of sale or maturity. Any Investment Earnings on such invested funds in a Series Principal Collection Sub-subaccount and any other sub-subaccounts as specified in the related Supplement will be deposited in the related Series Non-Principal Collection Sub-subaccount. If the Servicer fails to give such written instruction, the amounts in the Collection Accounts available for investment shall remain uninvested.

            (d) Daily Collections. (i) Promptly following its receipt of Collections in the form of available funds in the Lockbox Accounts or Eligible Segregated Accounts, but in no event later than the Business Day following such receipt, the Servicer shall transfer, or cause to be transferred, all Collections on deposit (less the aggregate amount of set-offs permitted to be retained pursuant to any applicable Lockbox Agreement or Eligible Segregated Accounts

Agreement) in the form of available funds in the Lockbox Accounts, or Eligible Segregated Accounts directly to the applicable Collection Concentration Account as follows:

            (A) all funds which are deposited in the United States, to the U.S. Dollar Collection Concentration Account;

            (B) all funds which are deposited in Canada in U.S. Dollars, to the Canada/U.S. Dollar Collection Concentration Account; and

            (C) all funds which are deposited in Canada in Canadian Dollars, to the Canada/Canadian Dollar Collection Concentration Account.

            All such transfers to the U.S. Dollar Collection Concentration Account and the Canada/U.S. Dollar Collection Concentration Account shall be made in U.S. Dollars. All such transfers to the Canada/Canadian Dollar Collection Concentration Account shall be made in Canadian Dollars.

                  (ii) Promptly, but in no event later than the date of deposit (unless received after 3:00 p.m. New York City time, on such date, then on the next Business Day), the Trustee shall transfer amounts on deposit (a) in the U.S. Dollar Collection Concentration Account into the U.S. Dollar Collection Account, (b) in the Canada/U.S. Dollar Collection Concentration Account into the Canada/U.S. Dollar Collection Account and (c) in the Canada/Canadian Dollar Collection Concentration Account into the Canada/Canadian Dollar Collection Account.

                  (iii) On the date funds become available in the U.S. Dollar Collection Account (unless received after 1:00 p.m., New York City time, on such date, then on the next Business Day) (the "Deposit Date"), the Trustee shall (in accordance with the written directions received from the Servicer pursuant to subsection (h) below, upon which the Trustee may conclusively rely) transfer from Aggregate Daily Collections for such Deposit Date, to the respective Series Collection Subaccount for each Outstanding Series, an amount equal to the product of (x) the applicable Invested Percentage for such Outstanding Series and (y) such Aggregate Daily Collections.

                  (iv) On each Deposit Date, the Trustee shall (in accordance with the written directions received from the Servicer pursuant to subsection
(h) below, upon which the Trustee may conclusively rely) allocate funds transferred to the Series Collection Subaccount for each Outstanding Series pursuant to subsection (d)(ii) above to the Series Non-Principal Collection Sub-subaccount, the Series Principal Collection Sub-subaccount and such other Sub-subaccounts of each such Series in accordance with the related Supplement for such Series.

                  (v) On each Deposit Date, except as otherwise provided in a Supplement, the Trustee shall (in accordance with the written directions received from the Servicer pursuant to subsection (h) below, upon which the Trustee may conclusively rely) transfer to the Company Collection Subaccount from Aggregate Daily Collections deposited into the Collection Accounts pursuant to subsection (d)(i) above on such Deposit Date, the remaining funds (less an amount equal to the costs and expenses, if any, incurred by the Trustee with respect to the sale of the Receivables pursuant to subsection 7.2(a) or 9.1(b) and reimbursable to the Trustee as provided in Section 8.5), if any, on deposit in the Collection Account on such date after giving effect to transfers to be made pursuant to subsection (d)(iii) above.

                  (vi) No later than the Business Day following each Deposit Date, the Servicer shall direct the Trustee in writing to transfer with respect to the Aggregate Daily Collections deposited into the Canada/U.S. Dollar Collection Account and the Canada/Canadian Dollar Collection Account to the respective Series Canada/U.S. Dollar Collection Subaccount and the respective Series Canada/Canadian Dollar Collection Subaccount, as the case may be, for each Outstanding Series, an amount equal to the product of (x) the applicable Invested Percentage for such Outstanding Series and (y) such Aggregate Daily Collections.

                  (vii) No later than the Business Day following each Deposit Date, except as otherwise provided in a Supplement, (A) if in the amounts deposited in a Series Collection Subaccount or Sub-subaccount, as the case may be, of an Outstanding Series in accordance with this Section 3.1 and the related Supplement are less than the amounts required to be on deposit therein on such Business Day or (B) if a Supplement requires or permits funds on deposit in the respective Series Canada/U.S. Dollar Collection Subaccount or the respective Series Canada/Canadian Dollar Collection Subaccount to be transferred to another Collection Subaccount or Sub-subaccount of such Series, as the case may be, the Servicer shall direct the Trustee in writing to transfer to the applicable Series Collection Subaccount or Sub-subaccounts, as the case may be, first, from amounts on deposit in the Series Canada/U.S. Dollar Collection Subaccount for such Series and second, from amounts on deposit in the Series Canada/Canadian Dollar Collection Subaccount for such Series, an amount up to the amount of any such shortfall or required or permitted transfer.

            (e) Certain Allocations Following an Amortization Period. (i) If, on any Settlement Report Date, an Amortization Period has occurred and is continuing with respect to any Outstanding Series and at such Settlement Report Date, a Revolving Period is still in effect with respect to any other Outstanding Series (a "Special Allocation Settlement Report Date"), then the Servicer shall make the following calculations:

            (A) the amount (the "Allocable Charged-Off Amount") equal to the excess, if any, of (I) the aggregate Principal Amount of Charged-Off Receivables for the related Settlement Period over (II) the aggregate amount of Recoveries received during the related Settlement Period;

            (B) the amount (the "Allocable Recoveries Amount") equal to the excess, if any, of (I) the aggregate amount of Recoveries received during the related Settlement Period over (II) the aggregate Principal Amount of Charged-Off Receivables for the related Settlement Period; and

                  (ii) If, on any Special Allocation Settlement Report Date, any of the Allocable Charged-Off Amount or the Allocable Recoveries Amount is greater than zero for the related Settlement Period, the Trustee shall (in accordance with written directions received pursuant to subsection (h) below, upon which the Trustee may conclusively rely) make (A) a pro rata allocation to each Outstanding Series (based on the Invested Percentage for such

Series) of a portion of each such positive amount and (B) an allocation to the Exchangeable Company Interest of the remaining portion of each such positive amount; provided, that the aggregate Allocable Recoveries Amount allocated pursuant to this subsection 3.1(e)(ii) shall never exceed the Allocable Charged-Off Amount previously allocated pursuant to this subsection 3.1(e)(ii).

                  (iii) With respect to each portion of the Allocable Charged-Off Amount and the Allocable Recoveries Amount which is allocated to an Outstanding Series pursuant to subsection 3.1(e)(ii), the Trustee shall apply each such amount to such Series in accordance with the related Supplement for such Series.

            (f) Allocations for the Exchangeable Company Interest. Until the occurrence and continuance of a Potential Early Amortization Event or an Early Amortization Event, in each case set forth in Section 7.1 of the Agreement, or an Early Amortization Period with respect to all Outstanding Series, on each Business Day and, after the occurrence and continuance of a Potential Early Amortization Event or an Early Amortization Event, in each case set forth in
Section 7.1 of the Agreement, or an Early Amortization Period with respect to all Outstanding Series, and until the Trust Termination Date, on each Distribution Date, after making all allocations required pursuant to subsection 3.1(d), the Trustee shall (in accordance with the written direction of the Servicer, upon which the Trustee may conclusively rely) transfer to the owner of the Exchangeable Company Interest the remaining amount on deposit in the Company Collection Subaccount as well as all amounts on deposit in the Canada/U.S. Dollar Collection Account and the Canada/Canadian Dollar Collection Account (and any subaccounts thereof) not otherwise required to be retained therein or otherwise distributed pursuant to the terms of a Supplement.

            (g) Set-Off. (i) In addition to the provisions of Section 8.5, if the Company shall fail to make a payment as provided in this Agreement or any Supplement, the Servicer or the Trustee may set off and apply any amounts otherwise payable to the Company under any Pooling and Servicing Agreement, including without limitation any amounts allocable to the Exchangeable Company Interest or any Series Subordinated Interest. The Company hereby waives demand, notice or declaration of such set-off and application; provided, however, that notice will promptly be given to the Company of such set-off; provided, further, that failure to give such notice shall not affect the validity of such set-off.

                  (ii) In addition to the provisions of Section 8.5, in the event the Servicer shall fail to make a payment as provided in any Pooling and Servicing Agreement, the Trustee may set off and apply any amounts otherwise payable to the Servicer in its capacity as Servicer under the Transaction Documents on account of such obligation. The Servicer hereby waives demand, notice or declaration of such set-off and application; provided that notice will promptly be given to the Servicer of such set-off; provided, further, that failure to give such notice shall not affect the validity of such set-off.

            (h) Allocation and Application of Funds. The Servicer shall in a timely manner direct the Trustee in writing (which shall be given in the form of the Daily Report and Monthly Settlement Statement) to apply all Collections with respect to the Receivables in accordance with this Article III and in the Supplement with respect to each Outstanding Series. The Servicer shall direct the Trustee in writing to pay Collections to the owner of the

Exchangeable Company Interest to the extent such Collections are allocated to the Exchangeable Company Interest under subsection 3.1(f) and as otherwise provided in Article III. Notwithstanding anything in this Agreement, any Supplement or any other Transaction Document to the contrary, to the extent that the Trustee receives any Daily Report prior to 2:00 p.m., New York City time, on any Business Day, the Trustee shall make any applications of funds required thereby on the same Business Day and otherwise on the next succeeding Business Day.

            (i) Exchange of Canadian Dollars into U.S. Dollars. All amounts transferred from a Series Canada/Canadian Dollar Collection Subaccount to the U.S. Dollar Collection Account (or any Subaccount or Sub-subaccount thereof) shall be exchanged by the Trustee into U.S. Dollars at the written direction of the Servicer. Subject to the last paragraph in this Section 3.1(i), the Servicer shall solicit offer quotations from at least two Authorized Foreign Exchange Dealers for effecting such exchange and shall compare such offer quotations to the Required Currency Hedge and select the execution which will require the least amount of Canadian Dollars to purchase one (1) U.S. Dollar. The Servicer shall then direct the Trustee in writing to effect such exchange with the Authorized Foreign Exchange Dealer or the Eligible Counterparty as soon thereafter as is reasonably practicable.

            The Servicer shall notify the Trustee in writing of the name and payment instructions of the Authorized Foreign Exchange Dealer or Eligible Counterparty, and shall direct the Trustee in writing to execute the trade. The Trustee shall withdraw the portion of the Canadian Dollars from the appropriate Series Canada/Canadian Dollar Collection Subaccount required to be paid pursuant to such agreement or agreements and make the payments described in the payment instructions provided pursuant to the preceding sentence, all in accordance with the written instructions of the Servicer.

            The Servicer shall maintain written records of any quotations received in response to any solicitations made pursuant to this Section 3.1(i) and shall make the same available to the Trustee promptly upon request.

            If, as a result of changes in customary market practice in, or other changes relating to, the currency exchange markets in Canada, the Servicer is unable to comply with the terms thereof in respect of the purchase of U.S. Dollars with Canadian Dollars, then the parties hereto will use all reasonable efforts to agree on the terms of an amendment hereto and to amend the terms hereof in order to permit such compliance with the terms hereof or to reflect such customary market practice.

            The foregoing shall be the exclusive method by which amounts may be transferred from a Series Canada/Canadian Dollar Collection Subaccount to the U.S. Dollar Collection Account (or any Subaccount or Sub-subaccount thereof); provided, however, as an alternate transfer method, the Servicer may transfer the required amount of U.S. Dollars, calculated in accordance with the Canadian Exchange Percentage, to the U.S. Dollar Collection Account (or any Subaccount or Sub-subaccount thereof) and upon completion of such transfer, the Trustee shall distribute from such Series Canada/Canadian Dollar Collection Subaccount the corresponding amount of Canadian Dollars to or upon the order of the Servicer; and provided further that the amount of U.S. Dollars transferred is not less than the amount of U.S. Dollars that would have been transferred using the Valuation Price. The

Trustee shall, in no event whatsoever, be responsible for any loss or damages arising out of or with respect to any currency exchange pursuant to this Article III except to the extent provided in Article VIII.

                 THE REMAINDER OF ARTICLE III SHALL BE SPECIFIED IN THE SUPPLEMENT WITH RESPECT TO EACH SERIES.
                 SUCH REMAINDER SHALL BE APPLICABLE ONLY TO THE
                   SERIES RELATING TO THE SUPPLEMENT IN WHICH
                             SUCH REMAINDER APPEARS.

                                   ARTICLE IV

                             ARTICLE IV IS RESERVED
                     AND MAY BE SPECIFIED IN ANY SUPPLEMENT
                   WITH RESPECT TO THE SERIES RELATING THERETO

                                    ARTICLE V

                         THE CERTIFICATES AND INTERESTS

            Section 5.1. The Certificates. The Investor Certificates of each Series and any Class thereof shall be in fully registered form and shall be substantially in the form of the exhibits with respect thereto attached to the applicable Supplement. The Certificates shall, upon issue, be executed and delivered by the Company to the Trustee for authentication and redelivery as provided in Section 5.2. The Investor Certificates shall be issued in minimum denominations of $1,000,000 and in integral multiples of $100,000 in excess thereof unless otherwise specified in any Supplement for any Series and Class. Unless otherwise specified in any Supplement for any Series, the Investor Certificates of any Series or Class shall be issued upon initial issuance as one or more global certificates in an aggregate original principal amount equal to the Initial Invested Amount with respect to such Series or Class. The Company is hereby authorized to execute and deliver each Certificate on behalf of the Trust. Each Certificate shall be executed by manual or facsimile signature on behalf of the Company by a Responsible Officer. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Company or the Trustee shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to or on the date of the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication but failure to do so shall not render them invalid.

            Section 5.2. Authentication of Certificates. Contemporaneously with the execution and delivery of this Agreement, the Trustee shall authenticate and deliver the initial Series of the Investor Certificates that is issued upon original issuance, upon the written order of the Company in a form reasonably satisfactory to the Trustee, to the holders of the initial Series of Investor Certificates, against payment to the Company of the Initial Invested Amount. The Investor Certificates shall be duly authenticated by or on behalf of the Trustee in authorized denominations equal to (in the aggregate) the Initial Invested Amount and the interests evidenced thereby, and together with any Series Subordinated Interest and the Exchangeable Company Interest, shall constitute the entire ownership of the Trust. Upon a Company Exchange as provided in
Section 5.10 and the satisfaction of certain other conditions specified therein, the Trustee shall authenticate and deliver the Certificates of additional Series (with the designation provided in the applicable Supplement) (or, if provided in any Supplement, the additional Investor Certificates of an existing Series), upon the written order of the Company, to the Persons designated in such Supplement or order (if no additional Supplement is required). Upon the order of the Company, the Investor Certificates of any Series shall be duly authenticated by or on behalf of the Trustee, in authorized denominations equal to (in the aggregate) the Initial Invested Amount of such Series (or, if provided in any Supplement, the additional Investor Certificates of an existing Series), of Investor Certificates.

            Section 5.3. Registration of Transfer and Exchange of Certificates.
(a) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (which may be the Trustee) (the "Transfer Agent and Registrar") in accordance with the provisions of Section 8.16 a register (the "Certificate Register") in which, subject to such reasonable regulations as the Trustee may prescribe, the Transfer Agent and Registrar shall provide for the registration of the Investor Certificates and of transfers and exchanges of the Investor Certificates as herein provided. The Company hereby appoints the Trustee as Transfer Agent and Registrar for the purpose of registering the Investor Certificates and transfers and exchanges of the Investor Certificates as herein provided. The Trustee shall be permitted to resign as Transfer Agent and Registrar upon 30 days' written notice to the Company and the Servicer; provided, however, that such resignation shall not be effective and the Trustee shall continue to perform its duties as Transfer Agent and Registrar until the Trustee has appointed a successor Transfer Agent and Registrar reasonably acceptable to the Company and such successor Transfer Agent and Registrar has accepted such appointment. The provisions of Sections 8.1, 8.2, 8.3, 8.5 and 10.19 shall apply to the Trustee also in its role as Transfer Agent or Registrar, as the case may be, for so long as the Trustee shall act as Transfer Agent or Registrar, as the case may be.

            The Company hereby agrees to provide the Trustee from time to time sufficient funds, on a timely basis and in accordance with and subject to
Section 8.5, for the payment of any reasonable compensation payable to the Transfer Agent and Registrar for their services under this Section 5.3. The Trustee hereby agrees that, upon the receipt of such funds from the Company, it shall pay the Transfer Agent and Registrar such amounts.

            Upon surrender for registration of transfer of any Investor Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, the Company shall execute, and, upon the written request of the Company, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Investor Certificates in authorized denominations of the same Series (and Class) representing like aggregate Fractional Undivided Interests and which bear numbers that are not contemporaneously outstanding.

            At the option of an Investor Certificateholder, Investor Certificates may be exchanged for other Investor Certificates of the same Series (and Class) in authorized denominations of like aggregate Fractional Undivided Interests, bearing numbers that are not contemporaneously outstanding, upon surrender of the Investor Certificates to be exchanged at any such office or agency of the Transfer Agent and Registrar maintained for such purpose.

            Whenever any Investor Certificates of any Series are so surrendered for exchange, the Company shall execute, and, upon the written request of the Company, the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different from the Trustee, in which case the Transfer Agent and Registrar shall) deliver, the Investor Certificates of such Series which the Investor Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer substantially in the form attached to the form of such Investor Certificate and duly executed by the holder thereof or his attorney-in-fact duly authorized in writing delivered to the Trustee (unless the Transfer Agent and Registrar is different from the Trustee, in which case to the Transfer Agent and Registrar) and complying with any requirements set forth in the applicable Supplement.

            No service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Transfer Agent and Registrar may require any Investor Certificateholder that is transferring or exchanging one or more Certificates to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Investor Certificates.

            All Investor Certificates surrendered for registration of transfer and exchange shall be canceled and disposed of in a customary manner satisfactory to the Trustee.

            The Company shall execute and deliver Certificates to the Trustee or the Transfer Agent and Registrar in such amounts and at such times as are necessary to enable the Trustee and the Transfer Agent and Registrar to fulfill their respective responsibilities under this Agreement and the Certificates.

            (b) The Transfer Agent and Registrar will maintain at its expense in the Borough of Manhattan, The City of New York and, subject to subsection 5.3(a), if specified in the related Supplement for any Series, any other city designated in such Supplement, an office or offices or agency or agencies where Investor Certificates may be surrendered for registration or transfer or exchange.

            (c) Unless otherwise stated in any related Supplements, registration of transfer of Certificates containing a legend relating to restrictions on transfer of such Certificates (which legend shall be set forth in the Supplement relating to such Investor Certificates) shall be effected only if the conditions set forth in the related Supplement are complied with.

            Certificates issued upon registration or transfer of, or in exchange for, Certificates bearing the legend referred to above shall also bear such legend unless the

Company, the Servicer, the Trustee and the Transfer Agent and Registrar receive an Opinion of Counsel satisfactory to each of them, to the effect that such legend may be removed.

            (d) (i) The Company may not transfer, assign, exchange or otherwise pledge or convey the Series Subordinated Interest of any Series (or any interest therein) or the Exchangeable Company Interest (or any interest therein) except, with respect to the Exchangeable Company Interest, pursuant to Section 5.10.

            (ii) Neither the Company nor the Servicer shall at any time participate in the listing of any Targeted Investor Certificate (as defined below) on an "established securities market" within the meaning of
      Section 7704(b)(1) of the Internal Revenue Code and any proposed, temporary or final treasury regulation thereunder as of the date hereof, including, without limitation, an over-the-counter or interdealer quotation system that regularly disseminates firm buy or sell quotations. "Targeted Investor Certificate" shall mean any Certificate representing a right to receive interest or principal with respect to any Class or Series of Investor Certificates with respect to which an Opinion of Counsel has not been rendered that such Certificates will be treated as debt for federal income tax purposes (it being understood that any Certificate with respect to which an Opinion of Counsel has been rendered that such Certificate will be treated either as debt or as an interest in a partnership for federal income tax purposes shall be a Targeted Investor Certificate).

            (e)(i) No transfer of a Targeted Investor Certificate or grant of a participation therein shall be permitted if (A) such transfer or grant would cause the number of Targeted Holders (as defined below) to exceed 90 or (B) the transferee or grantee, as the case may be, is a trust, partnership or "S corporation" (within the meaning of Section 1361(a) of the Code) (a "flow-through entity"), unless such flow-through entity represents that less than 50% of the aggregate value of such flow-through entity's assets consist of Targeted Investor Certificates. "Targeted Holder" shall mean each holder of a Targeted Investor Certificate; provided, however, that any Person holding more than one interest with respect to the Investor Certificates or the Trust, each of which separately would cause such Person to be a Targeted Holder, shall be treated as a single Targeted Holder.

                  (ii) Any determination by the Transfer Agent and Registrar (in accordance with the information contained in the Certificate Register and the certifications made by each transferee and participant pursuant to the applicable Supplement, upon which information the Transfer Agent and Registrar may conclusively rely) that the event described in either clause (i)(A) or
(i)(B) of this subsection 5.3(e) would occur as the result of a transfer of a Targeted Investor Certificate or the grant of a participation therein shall be
(X) communicated in writing to the transferring or granting Investor Certificateholder prior to the effective date set out in the notice of transfer or participation required by, or otherwise provided for under, the related Supplement and (Y) binding upon the parties absent manifest error.

                  (iii) Except as specified in any Supplement for a related Series, all Investor Certificates of any Series shall be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement and the applicable Supplement.

            Section 5.4. Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence in the form of a certification by the holder thereof of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save the Trust and each of them harmless, then, in the absence of actual notice to the Trustee or Transfer Agent and Registrar that such Certificate has been acquired by a bona fide purchaser, the Company shall execute and, upon the written request of the Company, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate Fractional Undivided Interest and bearing a number that is not contemporaneously outstanding. In connection with the issuance of any new Certificate under this Section 5.4, the Trustee or the Transfer Agent and Registrar may require the payment by the Holder of a sum sufficient to cover any tax or other governmental expenses (including the fees and expenses of the Trustee and Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.5. Persons Deemed Owners. At all times prior to due presentation of a Certificate for registration of transfer, the Company, the Trustee, the Paying Agent, the Transfer Agent and Registrar, any Agent and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Article IV of the related Supplement and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar, any Agent nor any agent of any of them shall be affected by any notice to the contrary. Notwithstanding the foregoing provisions of this
Section 5.5, in determining whether the holders of the requisite Fractional Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates (or interests therein) owned by the Company, the Servicer or any Affiliate thereof shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Certificates (or interests therein) so owned by the Company, the Servicer or any Affiliate thereof which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates (or interests therein) and that the pledgee is not the Company, the Servicer or an Affiliate thereof.

            Section 5.6. Appointment of Paying Agent. The Paying Agent shall make distributions to Investor Certificateholders from the Collection Account to the extent of available funds (and/or any other account or accounts maintained for the benefit of the Investor Certificateholders as specified in the related Supplement for any Series) pursuant to Articles III and IV. The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. Unless otherwise specified in the related Supplement for any Series and with respect to such Series, the Paying Agent shall initially be the Trustee and, if the Trustee so chooses, any co-paying agent chosen by the Trustee. Each Paying Agent shall have a combined capital and surplus of at least $50,000,000. The Paying Agent shall be permitted to resign upon 30 days' written notice to the Trustee. In the event that the Paying Agent shall so resign, the Trustee shall appoint a successor to act as Paying Agent (which shall be a depository institution or trust company) reasonably acceptable to the Company which appointment shall be effective on the date on which the Person so appointed gives the Trustee written notice that it accepts the appointment. Any resignation or removal of the Paying Agent and appointment of successor Paying Agent pursuant to this Section 5.6 shall not become effective until acceptance of appointment by the successor Paying Agent, as provided in this Section 5.6. The Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Trustee to execute and deliver to the Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Investor Certificateholders in trust for the benefit of the Investor Certificateholders entitled thereto until such sums shall be paid to such Holders. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Trustee. The provisions of Sections 8.1, 8.2, 8.3, 8.5 and 10.19 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent, if any, unless the context requires otherwise.

            The Company hereby agrees to provide the Trustee from time to time sufficient funds, on a timely basis and in accordance with and subject to
Section 8.5, for the payment of any reasonable compensation payable to the Paying Agent for its services under this Section 5.6. The Trustee hereby agrees that, upon the receipt of such funds from the Company, it shall pay the Paying Agent such amounts.

            Section 5.7. Access to List of Investor Certificateholders' Names and Addresses. The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Company, the Servicer or the Paying Agent, within ten Business Days after receipt by the Trustee of a written request therefor from the Company, the Servicer or the Paying Agent, respectively, in writing, a list of the names and addresses of the Investor Certificateholders as then recorded by or on behalf of the Trustee. If three or more Investor Certificateholders of record or any Investor Certificateholder of any Series or a group of Investor Certificateholders of record representing Fractional Undivided Interests aggregating not less than 10% of the Invested Amount of the related Outstanding Series (the "Applicants") apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Investor Certificateholders of any Series with respect to their rights under this Agreement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall transmit or shall cause the Transfer Agent and Registrar to transmit, such communication to the Investor Certificateholders reasonably promptly after the receipt of such application.

            Every Investor Certificateholder, by receiving and holding an Investor Certificate, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents, officers, directors or employees shall be held accountable by reason of the disclosure or mailing of any such information as to the names and addresses of the Investor Certificateholders hereunder, regardless of the sources from which such information was derived.

            As soon as practicable following each Record Date, the Trustee shall provide to the Paying Agent or its designee, a list of Investor
Certificateholders in such form as the Paying Agent may reasonably request.

            Section 5.8. Authenticating Agent. (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Company.

            (b) Any institution succeeding to the corporate trust business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

            (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee. Upon the receipt by the Trustee of any such notice of resignation and upon the giving of any such notice of termination by the Trustee, the Trustee shall immediately give notice of such resignation or termination to the Company. Any resignation of an authenticating agent shall not become effective until acceptance of appointment by the successor authenticating agent as provided in this Section 5.8. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent (other than an Affiliate of the Trustee) shall be appointed unless reasonably acceptable to the Trustee and the Company.

            (d) The Company hereby agrees to provide the Trustee from time to time sufficient funds, on a timely basis and in accordance with and subject to
Section 8.5, for the payment of any reasonable compensation payable to each authenticating agent for its services under this Section 5.8. The Trustee hereby agrees that, upon the receipt of such funds from the Company it shall pay each authenticating agent such amounts.

            (e) The provisions of Sections 8.1, 8.2, 8.3 and 8.5 shall be applicable to any authenticating agent.

            (f) Pursuant to an appointment made under this Section 5.8, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

            "This is one of the Certificates described in the Pooling Agreement dated as of June 5, 1998, among WESCO Receivables Corp., WESCO Distribution, Inc., as Servicer, and The Chase Manhattan Bank, as Trustee.


                                             ------------------------
                                             as Authenticating Agent
                                             for the Trustee

         By
           ---------------------------
              Authorized Signatory"

            Section 5.9. Tax Treatment. It is the intent of the Servicer, the Company, the Investor Certificateholders and the Trustee that, for federal, state and local income and franchise tax purposes, the Investor Certificates be treated as evidence of indebtedness secured by the Trust Assets and the Trust not be characterized as an association taxable as a corporation. The Company, the Servicer and the Trustee, by entering into this Agreement, and each Investor Certificateholder, by its acceptance of its Investor Certificate, agree to treat the Investor Certificates for federal, state and local income and franchise tax purposes as indebtedness. The provisions of this Agreement and all related Transaction Documents shall be construed to further these intentions of the parties. This Section 5.9 shall survive the termination of this Agreement and shall be binding on all transferees of any of the foregoing persons.

            Section 5.10. Company Exchanges. (a) The Company may, in accordance with the procedures set forth below, call for an adjustment of the Exchangeable Company Interest in exchange for (i) an increase in the Invested Amount of Investor Certificates of an Outstanding Series (or a Class thereof) and an increase in the related Series Subordinated Interest or (ii) one or more newly issued Series of Investor Certificates and the related newly created Series Subordinated Interest (a "New Series") (any such exchange, a "Company Exchange"). The Company may perform a Company Exchange by notifying the Trustee, in writing at least five days in advance (an "Exchange Notice") of the date upon which the Company Exchange is to occur (an "Exchange Date"). Any Exchange Notice shall state the designation of any Series (and/or Class, if applicable) to be issued (or increased) on the Exchange Date and, with respect to each such Series (and/or Class, if applicable): (a) its additional or Initial Invested Amount, as the case may be, if any, which in the aggregate at any time may not be greater than the current value of the Exchangeable Company Interest, if any, at such time, (b) its Certificate Rate (or the method for allocating interest payments or other cash flow to such Series), if any, and (c) whether such New Series will be a companion series to an Outstanding Series as described in paragraph (d) below (an "Existing Companion Series"; and together with the New Series, a "Companion Series"). On the Exchange Date, the Trustee shall, upon the written order of the Company, authenticate and deliver any

Certificates evidencing an increase in the Invested Amount of Investor Certificates of an Outstanding Series (or a Class thereof) or a newly issued Series only upon delivery by the Company to the Trustee of the following (together with the delivery by the Company to the Trustee of any additional agreements, instruments or other documents as are specified in the related Supplement): (a) a Supplement executed by the Company and specifying the Principal Terms of such Series (provided that no such Supplement shall be required for any increase in the Invested Amount of an Outstanding Series (or Class thereof) of Investor Certificates unless it is so required by the related Supplement; provided that if the Certificate Rate for the new Certificates is different from the Certificate Rate applicable to the outstanding Certificates of such Series (or Class thereof) the new Certificate Rate shall be set forth in an Officer's Certificate of the Company delivered to the Trustee), (b) a Tax Opinion addressed to the Trustee and the Trust, (c) a General Opinion addressed to the Trustee and the Trust, (d) an agreement pursuant to which the Enhancement Provider, if any, agrees to provide Enhancement, (e) an Officer's Certificate that the Exchange will not result in the occurrence of a Potential Early Amortization Event or Early Amortization Event with respect to any Outstanding Series and that all conditions precedent to the Exchange contained in the Pooling and Servicing Agreements have been complied with, and (f) written confirmation from each Rating Agency that the Company Exchange will not result in the Rating Agency's reducing or withdrawing its rating on any then Outstanding Series rated by it. Upon the delivery of the items listed in clauses
(a) through (f) above, the existing Exchangeable Company Interest and the applicable Series Subordinated Interests, as the case may be, shall be deemed adjusted as of the Exchange Date, and the new Series Subordinated Interests, if any, shall be deemed duly created as of the Exchange Date, in each case as provided above. There is no limit to the number of Company Exchanges that the Company may perform under this Agreement. If the Company shall, on any Exchange Date, retain any Investor Certificates issued on such Exchange Date, it shall, prior to transferring any such Certificates to another Person, obtain a Tax Opinion. Additional restrictions relating to a Company Exchange may be set forth in any Supplement.

            (b) Upon any Company Exchange, the Trustee, in accordance with the written directions of the Company, shall issue to the Company under Section 5.1, for execution and redelivery to the Trustee for authentication under Section 5.2, (i) one or more Certificates representing an increase in the Invested Amount of an Outstanding Series (or Class thereof) or (ii) one or more new Series of Investor Certificates. Any such Certificates shall be substantially in the form specified in the applicable Supplement and each shall bear, upon its face, the designation for such Series (and Class thereof) to which each such certificate belongs so selected by the Company.

            (c) In conjunction with a Company Exchange, the parties hereto shall, except as otherwise provided in subsection (a) above, execute a Supplement to this Agreement, which shall define, with respect to any additional Investor Certificates or newly issued Series, as the case may be: (i) its name or designation, (ii) its additional or initial principal amount, as the case may be (or method for calculating such amount), (iii) its coupon rate (or formula for the determination thereof), (iv) the interest payment date or dates and the date or dates from which interest shall accrue, (v) the method for allocating Collections to Holders, including the applicable Investor Percentage, (vi) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts, (vii) the issue and terms of a letter of credit or other form of Enhancement, if any, with respect thereto, (viii) the terms, if any, on which the Certificates of such Series may be repurchased by the Company or may be remarketed to other investors, (ix) the Series Termination Date, (x) any deposit account maintained for the benefit of Holders, (xi) the number of Classes of such Series, and if more than one Class, the rights and priorities of each such Class, (xii) the rights of the owner of the Exchangeable Company Interest that have been transferred to the holders of such Series, (xiii) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts, (xiv) provisions reasonably acceptable to the Trustee concerning the payment of the Trustee's fees and expenses and (xv) other relevant terms (all such terms, the "Principal Terms" of such Series). The Supplement executed in connection with the Company Exchange shall contain administrative provisions which are reasonably acceptable to the Trustee.

            (d) In order for a New Series to be part of a Companion Series, the Supplement for the related Existing Companion Series must provide for or permit the Amortization Period to commence on the Issuance Date for such New Series, and on or prior to the Issuance Date for the New Series the Servicer and the Company shall take all actions, if any, necessary to cause the Amortization Period for such Existing Companion Series to commence on such Issuance Date. The proceeds from the issuance of the New Series shall be deposited in the applicable Series Principal Collection Sub-subaccount and the Company shall, on the Issuance Date for such New Series, deposit into the applicable Series Non-Principal Collection Sub-subaccount the amount of interest that will accrue on the New Series over a period specified in the related Supplement for such New Series. On each day on which principal is paid to the holders of the Existing Companion Series, the Trustee shall distribute to the Company from the applicable Series Principal Collection Sub-subaccount of the New Series an amount (up to the amount of available funds in such account) equal to the amount distributed on such day to the Investor Certificateholders of any Existing Companion Series; provided that, after giving effect to such distributions, the Aggregate Receivables Amount shall equal or exceed the sum of (i) the Target Receivables Amount with respect to such Existing Companion Series on such day, plus (ii) the Target Receivables Amount with respect to the New Series on such day, plus (iii) the Target Receivables Amount with respect to any other Outstanding Series on such day; provided further that the Trustee may conclusively rely on the calculations of the Servicer of such amounts.

            Section 5.11. Book-Entry Certificates. If specified in any related Supplement, the Investor Certificates, or any portion thereof, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the depository specified in such Supplement (the "Depository") which shall be the Clearing Agency, specified by, or on behalf of, the Company for such Series. The Investor Certificates shall initially be registered on the Certificate Register in the name of the nominee of such Clearing Agency, and no Certificate Book-Entry Holder will receive a definitive certificate representing such Certificate Book-Entry Holder's interest in the Investor Certificates, except as provided in
Section 5.13. Unless and until definitive, fully registered Investor Certificates ("Definitive Certificates") have been issued to Holders pursuant to
Section 5.13 or the related Supplement:

            (a) the provisions of this Section 5.11 shall be in full force and effect;

            (b) the Company, the Servicer and the Trustee may deal with each Clearing Agency for all purposes (including the making of distributions on the Investor

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                                                                              61


      Certificates) as the Holder without respect to whether there has been any actual authorization of such actions by the Certificate Book-Entry Holders with respect to such actions;

            (c) to the extent that the provisions of this Section 5.11 conflict with any other provisions of this Agreement, the provisions of this
      Section 5.11 shall control; and

            (d) the rights of Certificate Book-Entry Holders shall be exercised only through the Clearing Agency and the related Clearing Agency Participants and shall be limited to those established by law and agreements between such related Certificate Book-Entry Holders and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Investor Certificates to such Clearing Agency Participants.

Notwithstanding the foregoing, no Class or Series of Investor Certificates may be issued as Book Entry Certificates (but, instead, shall be issued as Definitive Certificates) unless at the time of issuance of such Class or Series the Company and the Trustee receive an opinion of independent counsel that the Certificates of such Class or Series will be treated as indebtedness for federal income tax purposes.

            Section 5.12. Notices to Clearing Agency. Whenever notice or other communication to the Holders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Book-Entry Holders pursuant to Section 5.13, the Trustee shall, give all such notices and communications specified herein to be given to the Investor Certificateholders to the Clearing Agencies.

            Section 5.13. Definitive Certificates. If (a)(i) the Company advises the Trustee in writing that any Clearing Agency is no longer willing or able to properly discharge its responsibilities under the applicable Depository Agreement, and (ii) the Company is unable to locate a qualified successor, (b) the Company, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of a Servicer Default or an Early Amortization Event, Certificate Book-Entry Holders representing Fractional Undivided Interests aggregating more than 50% of the Invested Amount held by such Certificate Book-Entry Holders of each affected Series then issued and outstanding advise the Clearing Agency through the Clearing Agency Participants in writing, and the Clearing Agency shall so notify the Trustee, that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Book-Entry Holders, the Trustee shall notify the Clearing Agency, which shall be responsible to notify the Certificate Book-Entry Holders, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Book-Entry Holders requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Company shall execute and the Trustee shall authenticate the Definitive Certificates. Neither the Company nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

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                                                                              62


                                   ARTICLE VI

                             OTHER MATTERS RELATING
                                 TO THE COMPANY

            Section 6.1. Limitation on Liability. None of the Company's directors or officers or employees or agents, shall be under any liability to the Trust, the Trustee, the Holders or any other Person for any action taken or for refraining from the taking of any action pursuant to this Agreement, whether or not such action or inaction arises from express or implied duties under this Agreement; provided, that this provision shall not protect any such director, officer, employee or agent against any liability which would otherwise be imposed on such Person by reason of wilful misconduct, bad faith or gross negligence in the performance of such Person's duties or by reason of reckless disregard of such Person's obligations and duties hereunder.

            Section 6.2. Liabilities. By entering into this Agreement, the Company agrees to be liable, directly to the injured party, for the entire amount of any losses, claims, damages or liabilities, arising out of or based on the arrangement created by any Pooling and Servicing Agreement or the actions of the Servicer taken pursuant hereto or thereto (except those losses, claims, damages or liabilities incurred by an Investor Certificateholder in the capacity of an investor in the Investor Certificates as a result of the performance of the Receivables, market fluctuations or other similar market or investment risks) as though the Pooling and Servicing Agreements created a partnership under the New York Uniform Limited Partnership Act with the Company as a general partner thereof. The Company agrees to pay, indemnify and hold harmless each Investor Certificateholder against and from any and all such losses, claims, damages and liabilities, except to the extent they arise from any action or omission by such Investor Certificateholder; provided that any payments made by the Company in respect of any of the foregoing items shall be made solely from funds available to the Company which are not otherwise required to be applied to the payment of any amounts pursuant to any Pooling and Servicing Agreements (other than to the Company), shall be non-recourse other than with respect to such funds and shall not constitute a claim against the Company to the extent that insufficient funds exist to make such payment. In the event of a Service Transfer, the Successor Servicer (except for the Trustee in its capacity as Successor Servicer) will indemnify and hold harmless the Company for any losses, claims, damages and liabilities of the Company arising under this Section 6.2 from the actions or omissions of such Successor Servicer.

                                   ARTICLE VII

                            EARLY AMORTIZATION EVENTS

            Section 7.1. Early Amortization Events. Unless modified with respect to any Series of Investor Certificates by any related Supplement, if any one of the following events (each, an "Early Amortization Event") shall occur:

            (a)(i) the Company shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 such days from the entry thereof; or (iv) the Company shall take any action in furtherance of any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

            (b) the Trust or the Company shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

            (c) the Trust is characterized for federal income tax purposes as a "publicly traded partnership" or as an association taxable as a corporation; or

            (d) the Trustee shall be appointed as Successor Servicer pursuant to subsection 6.2(b) of the Servicing Agreement;

then, an "Early Amortization Period" with respect to all Outstanding Series shall commence without any notice or other action on the part of the Trustee or any Investor Certificateholder immediately upon the occurrence of such event. The Servicer shall notify each Rating Agency, each Agent and the Trustee in writing of the occurrence of any Early Amortization Period, specifying the cause thereof. Further, upon the commencement against the Company of a case, proceeding or other action described in clause (a)(ii) or (iii) above, the Company shall not purchase Receivables from any Seller, or transfer Receivables to the Trust, until such time, if any, as such case, proceeding or other action is vacated, discharged, or stayed or bonded pending appeal.

            Additional Early Amortization Events and the consequences thereof may be set forth in each Supplement with respect to the Series relating thereto.

            Section 7.2. Additional Rights Upon the Occurrence of Certain Events. (a) If an Insolvency Event with respect to the Company occurs, the Company shall immediately cease to transfer Receivables to the Trust and shall promptly give notice to the Trustee of such occurrence. Notwithstanding any cessation of the transfer to the Trust of additional Receivables, Receivables transferred to the Trust prior to the occurrence of such Insolvency Event and Collections in respect of such Receivables and interest, whenever created, accrued in respect of such Receivables, shall continue to be a part of the Trust. Within 15 days of the Trustee's receipt of notice of the occurrence of an Insolvency Event in accordance with Section 7.1, if the Aggregate Invested Amount and all accrued and unpaid interest thereon have not been paid to the Investor Certificateholders, then the Trustee shall (i) publish a notice in a newspaper with a national circulation (an "Authorized Newspaper") that an Insolvency Event has occurred and that the Servicer, on behalf of the Trustee, intends to sell, dispose of or otherwise liquidate the Receivables and the other Trust Assets in a commercially reasonable manner and (ii) send written notice to the Investor Certificateholders and request instructions from such holders, which notice shall request each Investor Certificateholder to advise the Trustee in writing that it elects one of the following options: (A) the Investor Certificateholder wishes the Trustee to instruct the Servicer not to sell, dispose of or otherwise liquidate the Receivables and the other Trust Assets, or (B) the Investor Certificateholder wishes the Trustee to instruct the Servicer to sell, dispose of or otherwise liquidate the Receivables and the other Trust Assets and to instruct the Servicer to reconstitute the Trust upon the same terms and conditions set forth herein. If after 60 days from the day notice pursuant to clause (i) above is first published (the "Publication Date"), the Trustee shall not have received written instructions of (x) holders of Certificates representing undivided interests in the Trust aggregating in excess of 50% of the related Invested Amount of each Series (or in the case of a series having more than one Class of Investor Certificates, each Class of such series) selecting option (A) above and (y) if the owners of the Exchangeable Company Interest do not include the Company (and following the delivery of written notice in the form referred to above by the Company to such owners), the owners thereof representing undivided interests in the Trust aggregating in excess of 50% of the Company Interest, the Trustee shall instruct the Servicer to proceed to sell, dispose of, or otherwise liquidate the Receivables and the other Trust Assets in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids, and the Servicer shall proceed to consummate the sale, liquidation or disposition of the Receivables and the other Trust Assets as provided above with the highest bidder therefor; provided, however, that if the allocable sale price, less all reasonable fees, expenses and other amounts due hereunder to the Trustee, its agents and counsel to the Trustee, to be realized from such sale, liquidation or disposition would be less than the Aggregate Invested Amount plus accrued and unpaid interest thereon through the Distribution Date next succeeding the date of such sale, the Trustee must receive the prior unanimous consent of all the Investor Certificateholders to such sale, liquidation or disposition. The Company or any of its Affiliates shall be permitted to bid for the Receivables and the other Trust Assets. In addition, the Company or any of its Affiliates shall have the right to match any bid by a third person and be granted the right to purchase the Receivables and the other Trust Assets at such matched bid price. The Servicer, on behalf of the Trustee, may obtain a prior determination from any such conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 7.1 and 7.2 shall be cumulative and not mutually exclusive. The costs and expenses incurred by the Trustee in such sale shall be reimbursable to the Trustee as provided in Section 8.5.

            (b) The proceeds from the sale, liquidation or disposition of the Receivables and the other Trust Assets pursuant to subsection (a) above shall be treated as Collections on the Receivables and such proceeds will be distributed to any Servicers who are not Affiliates of the Company for the payment of servicing fees and to the Trustee in an amount equal to the amount of any expenses incurred by the Trustee acting in its capacity either as Trustee or as liquidating agent pursuant to subsection 7.2(a) above which have not otherwise been reimbursed prior thereto. Thereafter, the remaining funds, if any, shall be distributed (i) to holders of each Series after immediately being deposited in the Collection Accounts, in accordance with the provisions of subsection 3.1(d) and the related Supplement for such Series and (ii) after giving effect to the transfer to be made pursuant to the preceding clause (i), the remainder, if any, shall be allocated to the Company Interest and shall be released to the owner of the Exchangeable Company Interest upon cancelation thereof.

                                  ARTICLE VIII

                                   THE TRUSTEE

            Section 8.1. Duties of Trustee. (a) The Trustee, prior to the occurrence of a Servicer Default or an Early Amortization Event of which a Responsible Officer of the Trustee has actual knowledge and after the curing of all Servicer Defaults and Early Amortization Events which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreements and no implied covenants or obligations shall be read into such Pooling and Servicing Agreements against the Trustee. If a Servicer Default or Early Amortization Event to the actual knowledge of a Responsible Officer of the Trustee has occurred (which has not been cured or waived), the Trustee shall exercise the rights and powers vested in it in its capacity as Trustee by any Pooling and Servicing Agreement and shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. The provisions of this Section shall be applicable to the Trustee in its capacity as Trustee hereunder. If the Trustee shall have succeeded to the obligations of the Servicer, the provisions of the Servicing Agreement shall govern the actions of the Trustee as Successor Servicer.

            (b) The Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein upon resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and believed by it to be genuine and to have been signed or presented to it pursuant to any Pooling and Servicing Agreement by the proper party or parties; but in the case of any of the above which are specifically required to be furnished to the Trustee pursuant to any provision of the Pooling and Servicing Agreements, the Trustee shall, subject to
Section 8.2, examine them to determine whether they substantially conform to the requirements of this Agreement; provided, that the Trustee shall not be responsible for the accuracy or content of any document furnished pursuant to any Pooling and Servicing Agreement.

            (c) Subject to subsection 8.1(a), no provision of any Pooling and Servicing Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

            (i) The Trustee shall not be liable in its individual capacity for an error of judgment unless it shall be proved that the Trustee was negligent, or acted in bad faith, in ascertaining the pertinent facts;

            (ii) The Trustee shall not be liable in its individual capacity with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the Pooling and Servicing Agreement or at the direction of the Servicer or the holders of Investor Certificates evidencing in excess of 50% (or such lesser percentage as set forth in any applicable provision) of the Aggregate Invested Amount;

            (iii) The Trustee shall not be charged with knowledge of any failure by the Servicer to comply with any of its obligations, unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer, any Agent or any Investor Certificateholder. In the absence of written notice, the Trustee may conclusively rely that there is no Servicer Default or Early Amortization Event;

            (iv) The Trustee shall not be charged with knowledge of a Servicer Default or Early Amortization Event unless a Responsible Officer of the Trustee obtains actual knowledge of such event or the Trustee receives written notice of such default or event from the Servicer, any Agent or any Investor Certificateholder. In the absence of written notice received by a Responsible Officer of the Trustee, the Trustee may conclusively rely that there is no Servicer Default or Early Amortization Event;

            (v) The Trustee shall not be liable for any investment losses resulting from any investments of funds on deposit in the Accounts or any subaccounts thereof; and

            (vi) The Trustee shall have no duty to monitor the performance of the Servicer, nor shall it have any liability in connection with malfeasance or nonfeasance by the Servicer. The Trustee shall have no liability in connection with compliance of the Servicer or the Company with statutory or regulatory requirements related to the Receivables.

            (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under any Pooling and Servicing Agreement or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in any Pooling and Servicing Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any obligations of the Servicer under such Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of such Agreement.

            (e) Except as expressly provided in any Pooling and Servicing Agreement, the Trustee shall have no power to vary the corpus of the Trust.

            (f) Provided that the Servicer and the Company shall have provided to the Trustee promptly upon request all books, records and other information reasonably requested by the Trustee and shall have provided the Trustee with all necessary access to the properties, books and records of the Servicer and the Company which the Trustee may reasonably require, then within 90 days following the Initial Closing Date, the Trustee shall have (i) completed the Servicer Site Review and (ii) established the Standby Liquidation System, and shall have notified and delivered descriptions to the Servicer, each Rating Agency and each Agent of such events.

            (g) The Trustee shall deliver the Internal Operating Procedures Memorandum to the Company and the Servicer on the Initial Closing Date. From and after such date, the Trustee shall take such actions as are set forth in the Internal Operating Procedures Memorandum unless prevented from doing so through no fault of the Trustee.

            Section 8.2. Rights of the Trustee. Except as otherwise provided in
Section 8.1:

            (a) The Trustee may conclusively rely on and shall be protected in acting on, or in refraining from acting in accord with, any resolution, Officer's Certificate, opinion of counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, appraisal, bond, note or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to any Pooling and Servicing Agreement by the proper party or parties;

            (b) The Trustee may consult with counsel (at the Company's expense) and any Opinion of Counsel or any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (c) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by any Pooling and Servicing Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Holders, pursuant to the provisions of any Pooling and Servicing Agreement, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of liability for its own negligence or willful misconduct or of the obligation, upon the occurrence of a Servicer Default or Early Amortization Event (which the Trustee has written notice thereof and which has not been cured), to exercise such of the rights and powers vested in it by any Pooling and Servicing Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or wilful misconduct in the performance of any such act;

            (d) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by any Pooling and Servicing Agreement;

            (e) The Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, direction, order, approval, bond, note or other paper or document, or to recompute the amount of any allocations or distributions contained in any direction from the Servicer provided for under the Agreement, unless requested in writing so to do by the holders of Investor Certificates evidencing Fractional Undivided

      Interests aggregating more than 10% of the Invested Amount of any Series which could be adversely affected if the Trustee does not perform such acts; provided, however, that such holders of Investor Certificates shall provide the Trustee with indemnity reasonably satisfactory to it for any expense expected to result from any such investigation requested by them to the extent the Trustee is not otherwise reimbursed hereunder; provided, further, that the Trustee shall be entitled to make such further inquiry or investigation into such facts or matters as it may reasonably see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books and records of the Company, personally or by agent or attorney, at the sole cost and expense of the Company;

            (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through affiliates, agents or attorneys or a custodian or nominee, and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such affiliate, agent, attorney, custodian or nominee appointed with due care by it hereunder;

            (g) The Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables for the purpose of establishing the presence or absence of defects, the compliance by the Company with its representations and warranties or for any other purpose;

            (h) In the event that the Trustee is also acting as Paying Agent, Transfer Agent, Liquidating Agent or Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article VIII shall also be afforded to such Paying Agent, Transfer Agent, Liquidating Agent and Registrar;

            (i) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust created hereby or the powers granted hereunder;

            (j) The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by Trustee unless it is determined by a court of competent jurisdiction that the Trustee's negligence or willful misconduct was the primary cause of such insufficiency;

            (k) The Trustee shall not in any way be liable by reason of any insufficiency in the Collateral Account resulting from any investment loss on any Eligible Investment invested pursuant to Section 3.1(c) of this Agreement; and

            (l) Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

            Section 8.3. Trustee Not Liable for Recitals in Certificates. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 8.15, the Trustee makes no representations as to the validity or sufficiency of any

Pooling and Servicing Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by the Company of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company in respect of the Receivables or from the Accounts or other accounts hereafter established to effectuate the transactions contemplated herein and in accordance with the terms of any Pooling and Servicing Agreement.

            The Trustee shall not be accountable for the use or application by the Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer or any Sub-Servicer in respect of the Receivables or deposited in or withdrawn from the Accounts or any Lockbox by or at the direction of the Servicer, any Sub-Servicer or the Lockbox Processor, in each case unless the Trustee, acting in its capacity as Successor Servicer, itself makes such use or application. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable.

            Section 8.4. Trustee May Own Certificates. The Trustee in its individual or any other capacity (a) may become the owner or pledgee of Investor Certificates with the same rights as it would have if it were not the Trustee and (b) may transact any banking and trust business with the Company, the Servicer, any Sub-Servicer or any Seller as it would were it not the Trustee.

            Section 8.5. Trustee's Fees and Expenses. The Trustee shall be entitled to a fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee. The Servicer covenants and agrees to pay, but only from funds available to it as the Servicing Fee paid under the Servicing Agreement, to the Trustee an annual fee agreed upon in writing between the Servicer and the Trustee, payable in advance on the Initial Closing Date and on each one-year anniversary thereof. The Trustee also shall be entitled to reimbursement from the Servicer or the Company upon the Trustee's request for all reasonable expenses (including, without limitation, expenses incurred in connection with notices, requests for documentation or other communications to or directions from Holders), disbursements, losses, liabilities, damages and advances incurred or made by the Trustee in accordance with any of the provisions of any Pooling and Servicing Agreement or by reason of its status as Trustee under any Pooling and Servicing Agreement (including the reasonable fees and expenses of its agents, any co-trustee and counsel) except any such expense, disbursement, loss, liability, damage or advance as may arise from its negligence or willful misconduct; provided that any payments made by the Company in respect of any of the foregoing items shall be made solely from funds available to the Company which are not otherwise required to be applied to the payment of any amounts pursuant to any Pooling and Servicing Agreements (other than to the Company), shall be non-recourse other than with respect to such funds, and shall not constitute a claim against the Company to the extent that insufficient funds exist to make such payment. To the extent that the Trustee has not been paid for any of the foregoing items (including pursuant to the first sentence of this Section 8.5), the Trustee shall be entitled to be paid for such items from amounts which otherwise would be distributable to the Company under Article III of this Agreement. The Trustee shall be entitled to reimbursement

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for any reasonable out-of-pocket costs or expenses incurred in connection with the review, negotiation, preparation, execution and delivery of any of the Transaction Documents or in connection with the issuance of any Certificates on the Initial Closing Date solely as specified in a separate writing between the Company and the Trustee. If the Trustee is appointed Successor Servicer in accordance with the Servicing Agreement, the Trustee, in its capacity as Successor Servicer, shall also be entitled to be paid the Servicing Fee and any other compensation to which the Servicer is expressly entitled under any Pooling and Servicing Agreement. The provisions of this Section 8.5 shall apply to the reasonable expenses, disbursements and advances made or incurred by the Trustee, or any other Person, in its capacity as liquidating agent, to the extent not otherwise paid. The covenants and agreements contained in this Section 8.5 (including, without limitation, the covenants to pay the expenses, disbursements, losses, liabilities, damages and advances provided for in this
Section 8.5) shall survive the termination of any Pooling and Servicing Agreement and shall be binding, as applicable, on (i) the Servicer and any Successor Servicer and (ii) the Company.

            Section 8.6. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any state thereof and authorized under such laws to exercise corporate trust powers, having (or having a holding company parent with) a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purpose of this Section 8.6, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 8.6, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.7.

            Section 8.7. Resignation or Removal of Trustee. (a) Subject to paragraph (c) below, the Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Company, the Servicer, each Agent and the Rating Agencies. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, and the expenses for such petition shall be paid pursuant to Section 8.5.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.6 hereof and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

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                                                                              71


            (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.7 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.8.

            (d) The obligations of the Company described in Sections 6.3 and 8.5 hereof and the obligations of the Servicer described in Section 8.5 hereof and
Section 5.1 of the Servicing Agreement shall survive the removal or resignation of the Trustee as provided in this Agreement.

            (e) No Trustee under this Agreement shall be personally liable for any action or omission of any successor trustee.

            Section 8.8. Successor Trustee. (a) Any successor trustee appointed as provided in Section 8.7 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents or copies thereof, at the expense of the Servicer, and statements held by it hereunder; and the Company and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, power, duties and obligations. The Servicer shall immediately and, in any event, no less than ten days prior to any such resignation or removal, give notice to each Rating Agency upon the appointment of a successor trustee.

            (b) No successor trustee shall accept appointment as provided in this Section 8.8 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.6.

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.8, such successor trustee shall mail notice of such succession hereunder to all Holders at their addresses as shown in the Certificate Register.

            Section 8.9. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 8.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee (unless the Trustee is The Chase Manhattan
Bank) shall promptly give notice (except to the extent prohibited under any Requirement of Law or Contractual Obligation), but in no event less than ten days prior to any such merger or consolidation, to the Company, the Servicer and the Rating Agencies upon any such merger or consolidation of the Trustee.

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                                                                              72


            Section 8.10. Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions of any Pooling and Servicing Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, such title to the Trust, or any part thereof, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.6 and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required under Section 8.8. The Trustee shall promptly notify each Rating Agency of the appointment of any co-trustee.

            (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any statute of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

            (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of any Pooling and Servicing Agreement, specifically including every provision of any Pooling and Servicing Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Company.

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                                                                              73


            (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to any Pooling and Servicing Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 8.11. Tax Returns. In the event the Trust shall be required to file tax returns, the Company shall prepare and file or shall cause to be prepared and filed (including, without limitation, by the Servicer) any tax returns required to be filed by the Trust and shall remit such returns to the Trustee for signature at least five Business Days before such returns are due to be filed. The Trustee is hereby authorized to sign any such return on behalf of the Trust. The Company shall also prepare or shall cause to be prepared (including, without limitation, by the Servicer) all tax information required by law to be distributed to Holders and shall deliver such information to the Trustee at least five Business Days prior to the date it is required by law to be distributed to the Holders. The Trustee, upon written request, will furnish the Company, or the Company's designee, with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns. In no event shall the Trustee in its individual capacity be liable for any liabilities, costs or expenses of the Trust, the Holders, the Company or the Servicer arising under any tax law or regulation, including, without limitation, federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from any failure to comply therewith).

            Section 8.12. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under any Pooling and Servicing Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been obtained.

            Section 8.13. Suits for Enforcement. If a Servicer Default shall occur and be continuing, the Trustee may, as provided in Section 6.1 of the Servicing Agreement, proceed to protect and enforce its rights and the rights of the Holders under this Agreement or any other Transaction Document by suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or any other Transaction Document or in aid of the execution of any power granted in this Agreement or any other Transaction Document or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Holders. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Investor Certificateholder any plan of reorganization, arrangement, adjustment or composition affecting the Certificates or the rights of any holder thereof, or

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                                                                              74


authorize the Trustee to vote in respect of the claim of any Investor Certificateholder in any such proceeding.

            Section 8.14. Rights of Investor Certificateholders to Direct Trustee. Investor Certificateholders evidencing more than 50% of the Invested Amount of any Series affected by the conduct of any proceeding or the exercise of any right conferred on the Trustee shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 8.1, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or expose it to personal liability or be unduly prejudicial to the rights of Investor Certificateholders not party to such direction; and provided, further, that nothing in any Pooling and Servicing Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of the Investor Certificateholders.

            Section 8.15. Representations and Warranties of Trustee. The Trustee represents and warrants that:

            (a) the Trustee is a banking corporation organized, existing and in good standing under the laws of the United States or any of its fifty states and is duly authorized and empowered to exercise trust powers under applicable law;

            (b) the Trustee has the power and authority to enter into this Agreement and any Supplement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and any Supplement; and

            (c) each Pooling and Servicing Agreement and each of the Transaction Documents executed by it have been duly executed and delivered by the Trustee and, in the case of all such Transaction Documents, are legal, valid and binding obligations of the Trustee, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

            Section 8.16. Maintenance of Office or Agency. The Trustee will maintain at its expense in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where notices and demands to or upon the Trustee in respect of the Certificates and the Pooling and Servicing Agreements may be served. The Trustee will give prompt written notice to the Company, the Servicer and the Holders of any change in the location of the Certificate Register or any such office or agency.

            Section 8.17. Limitation of Liability. The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertaking

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                                                                              75


and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

                                   ARTICLE IX

                                   TERMINATION

            Section 9.1. Termination of Trust; Liquidation of Receivables. (a) The Trust and the respective obligations and responsibilities of the Company, the Servicer, the Sub-Servicers and the Trustee created hereby (other than the obligation of the Trustee to make payments to Holders as hereafter set forth and any indemnification obligations hereunder) shall terminate, except with respect to any such obligations or responsibilities expressly stated to survive such termination, on the earliest of (i) June 5, 2016, (ii) at the option of the Company, at any time where the Aggregate Invested Amount is zero (unless an Early Amortization Event as specified in Section 7.1 of this Agreement shall have occurred and be continuing, in which case the Company shall be deemed to elect to terminate the Trust pursuant to this clause (ii)) and (iii) upon completion of distribution of the amounts referred to in subsection 7.2(b) (the "Trust Termination Date").

            (b) If on the Distribution Date in the month immediately preceding the month in which the Trust Termination Date occurs (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal on any Series of Certificates to be made on the related Distribution Date pursuant to Article III) the Invested Amount of any Series would be greater than zero, the Trustee, at the written direction of the Servicer, shall sell within 30 days of such Distribution Date all of the Receivables and other Trust Assets. The proceeds of such sale shall be treated as Collections on the Receivables and shall be allocated in accordance with
Article III. During such 30-day period, the Servicer shall continue to collect Collections on the Receivables and allocate Collections in accordance with the provisions of Article III. The costs and expenses incurred by the Trustee in such sale shall be reimbursable to the Trustee as provided in Section 8.5.

            Section 9.2. Clean-Up Call and Final Termination Date of Investor Certificates of any Series. (a) On the Distribution Date during the Amortization Period with respect to any Series on which the Invested Amount (or such other amount as may be set forth in the related Supplement) of such Series is reduced to an amount equal to or less than the Clean-Up Call Percentage of the Invested Amount for such Series as of the day preceding the beginning of such Amortization Period (or such other amount as may be set forth in the related Supplement), the Company shall have the option to repurchase, and to the extent set forth in the related Supplement, shall repurchase, the entire Certificateholders' Interest of such Series, at a purchase price equal to (i) the outstanding Invested Amount of the Investor Certificates of such Series plus
(ii) accrued and unpaid interest through the date of such purchase (after giving effect to any payment of principal and monthly interest on such date of purchase) plus (iii) all other amounts payable to all Investor Certificateholders of such Series under the related Supplement (such purchase price, the "Clean-Up Call Repurchase Price"). The amount of the Clean-Up Call Repurchase Price will be deposited into the Collection Account for credit to the Series Collection Subaccount for such Series on the Business Day prior to such Distribution

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                                                                              76


Date in immediately available funds and will be passed through in full to the applicable Investor Certificateholders. Following any such repurchase, such Certificateholders' Interest in the Trust Assets shall terminate and such interest therein will be allocated to the Company Interest and such Holders will have no further rights with respect thereto. In the event that the Company fails for any reason to deposit the Clean-Up Call Repurchase Price for such Receivables, the Certificateholders' Interest in the Receivables and the other Trust Assets will continue and monthly payments will continue to be made to the Holders.

            (b) The amount deposited pursuant to subsection 9.2(a) shall be paid to the Investor Certificateholders of the related Series pursuant to Article III on the Distribution Date following the date of such deposit. All Certificates of a Series which are purchased by the Company pursuant to subsection 9.2(a) shall be delivered by the Company upon such purchase to, and be canceled by (in accordance with the written directions of the Company), the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Company.

            (c) All principal or interest with respect to any Series of Investor Certificates shall be due and payable no later than the Series Termination Date with respect to such Series. Unless otherwise provided in a Supplement, in the event that the Invested Amount of any Series of Certificates is greater than zero on its Series Termination Date (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal to be made on such Series on such date), the Servicer, on behalf of the Trustee, will sell or cause to be sold, in accordance with the directions of Investor Certificateholders representing more than 50% of the Invested Amount of such Series, and pay the proceeds to all Holders of such Series pro rata (except that unless expressly provided to the contrary in the related Supplement, no payment shall be made to Holders of any Class of any Series that is by its terms subordinated to any other Class until such senior Class of Certificates has been paid in full) in final payment of all principal of and accrued interest on such Series of Certificates, an amount of Receivables or interests in Receivables up to the Invested Amount of such Series at the close of business on such date. Absent such direction from Investor Certificateholders representing more than 50% of the Invested Amount of such Series, the Trustee shall continue to hold the Trust Assets in respect of such Series in accordance with the terms of the Pooling and Servicing Agreements until the Trust Termination Date (or until Investor Certificateholders representing more than 50% of the Invested Amount of such Series shall otherwise direct the Trustee); provided that the terms of this Agreement, the related Supplement and the Servicing Agreement shall be deemed to remain in full force and effect, except that no additional Receivables shall be allocated with respect to such Series. The reasonable costs and expenses incurred by the Trustee in such sale shall be reimbursable to the Trustee as provided in Section 8.5. Any proceeds of such sale in excess of such principal and interest paid shall be paid to the owner of the Exchangeable Company Interest, unless and to the extent otherwise specified in any applicable Supplement. Upon such Series Termination Date with respect to the applicable Series of Certificates, final payment of all amounts allocable to any Investor Certificates of such Series shall be made in the manner provided in this Section 9.2.

            Section 9.3. Final Payment with Respect to Any Series. (a) Written notice of any termination, specifying the Distribution Date upon which the Investor Certificateholders of any Series may surrender their Investor Certificates for payment of the final distribution with

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                                                                              77


respect to such Series and cancelation, shall be given (subject to at least 30 days' (or such shorter period as is acceptable to the Trustee) prior written notice from the Servicer to the Trustee containing all information required for the Trustee's notice) by the Trustee to Investor Certificateholders of such Series, mailed not later than the fifth day of the month of such final distribution and specifying (i) the Distribution Date upon which final payment of the Investor Certificates will be made upon presentation and surrender of Investor Certificates at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Investor Certificates at the office or offices therein specified. The Servicer's notice to the Trustee in accordance with the preceding sentence shall be accompanied by an Officer's Certificate setting forth the information specified in Section 4.3 of the Servicing Agreement covering the period during the then current calendar year through the date of such notice. The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to such Investor Certificateholders.

            (b) Notwithstanding the termination of the Trust pursuant to subsection 9.1(a) or the occurrence of the Series Termination Date with respect to any Series pursuant to Section 9.2, all funds then on deposit in the Collection Accounts (but only to the extent necessary to pay all outstanding and unpaid amounts to Holders) shall continue to be held in trust for the benefit of the Holders, and the Paying Agent or the Trustee shall pay such funds to the Holders upon surrender of their Certificates in accordance with the terms hereof. Any Certificate not surrendered on the date specified in subsection 9.3(a)(i) shall cease to accrue any interest provided for such Certificate from and after such date. In the event that all of the Investor Certificateholders shall not surrender their Certificates for cancelation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Investor Certificateholders of such Series to surrender their Certificates for cancelation and receive the final distribution with respect thereto. If within one year after the second notice all the Investor Certificates of such Series shall not have been surrendered for cancelation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Investor Certificateholders of such Series concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Collection Accounts held for the benefit of such Investor Certificateholders. The Trustee and the Paying Agent shall pay to the Company upon request any monies held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

            (c) All Certificates surrendered for payment of the final distribution with respect to such Certificates and cancelation shall be canceled by the Transfer Agent and Registrar and be disposed of in a customary manner satisfactory to the Trustee.

            Section 9.4. Company's Termination Rights. Upon the termination of the Trust pursuant to Section 9.1 and the cancelation of the Exchangeable Company Interest and payment to the Trustee (in its capacity as such and/or in its capacity as Successor Servicer) of all amounts owed to it under any Pooling and Servicing Agreement, the Trustee shall assign and convey to the Company (without recourse, representation or warranty) in exchange for the Exchangeable Company Interest all right, title and interest of the Trust in the Trust Assets, whether then existing or thereafter created, and all proceeds thereof except for amounts held by the Trustee pursuant to subsection 9.3(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, representation or warranty, as shall be reasonably requested by the Company to vest in the Company all right, title and interest which the Trust had in the Trust Assets.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

            Section 10.1. Amendment. (a) Any Pooling and Servicing Agreement, including any schedule or exhibit thereto, may be amended in writing from time to time by the Servicer, the Company and the Trustee, without the consent of any holder of any outstanding Certificate, to cure any ambiguity, to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein or to add any other provisions hereto to change in any manner or eliminate any of the provisions with respect to matters or questions raised under any Pooling and Servicing Agreement which shall not be inconsistent with the provisions of any Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Officer's Certificate from the Company and, to the extent, in the reasonable view of the Company, a question of law exists, supported by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of the Investor Certificateholders. The Trustee may, but shall not be obligated to, enter into any such amendment pursuant to this paragraph or paragraph (b) below which affects the Trustee's rights, duties or immunities under any Pooling and Servicing Agreement or otherwise.

            (b) Any Pooling and Servicing Agreement and any schedule or exhibit thereto may also be amended in writing from time to time by the Servicer, the Company and the Trustee with the consent of Investor Certificateholders evidencing more than 50% of the Invested Amount of any Series adversely affected by the amendment (or, if any such Series shall have more than one Class of Investor Certificates adversely affected by the amendment, 50% or more of the Invested Amount of each such Class) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of holders of any Series then issued and outstanding; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificate of such Series without the consent of such Investor Certificateholder of such Series;
(ii) change the definition of or the manner of calculating the interest of any Investor Certificateholder of such Series without the consent of such Investor Certificateholder; or (iii) reduce the aforesaid percentage of Fractional Undivided Interests the holders of which are required to consent to any such amendment, in each case without the consent of all Holders of each Series adversely affected in any material respect.

            (c) Notwithstanding anything in this Section 10.1 to the contrary, the Supplement with respect to any Series may be amended on the terms and with the procedures provided in such Supplement.

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                                                                              79


            (d) The Company or the Servicer shall deliver any proposed amendment to each Agent at least five days prior to the execution and delivery thereof. The Servicer shall furnish written notification of the substance of such amendment to each Rating Agency. No such amendment (including, without limitation, the amendment of any Supplement, notwithstanding anything to the contrary contained in any Supplement) shall be effective until the Rating Agency Condition has been satisfied with respect thereto.

            (e) Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of such amendment to each Holder of each Outstanding Series (or with respect to an amendment of a Supplement, of the applicable Series).

            (f) It shall not be necessary for the consent of Investor Certificateholders under this Section 10.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificate holders shall be subject to such reasonable requirements as the Trustee may prescribe.

            (g) In executing or accepting any amendment pursuant to this Section 10.1, the Trustee shall, upon request, be entitled to receive and rely upon (i) an Opinion of Counsel (A) stating that such amendment is authorized pursuant to a specific provision of a Pooling and Servicing Agreement and complies with such provision, (B) stating that all conditions precedent to the execution and delivery of such amendment shall have been satisfied in full, which opinion in the case of this clause (B) may, to the extent that such opinion concerns questions of fact, rely on an Officer's Certificate with respect to such questions of fact and (C) to the extent such amendment modifies Article I, II, III or IV hereof, substantially in the form of Exhibit C, (ii) a certificate from a Responsible Officer of the Company stating that such amendment shall not adversely affect the interests of the holders of any outstanding Certificates in any material respect except for holders of the Series whose consent to such amendment has been obtained in accordance with clause (b) of this Section 10.1 and (iii) a Tax Opinion.

            Section 10.2. Protection of Right, Title and Interest to Trust. (a) The Servicer shall cause this Agreement, any Supplement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Certificateholders' and the Trustee's right, title and interest to the Trust and the Trust Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Trustee hereunder to all property comprising the Trust. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Company shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection 10.2(a).

            (b) With respect to any prospective change in its name, identity or corporate structure, the Company shall comply fully with subsection 2.8(m) hereof and shall file such financing statements or amendments as may be necessary to continue the perfection of the

Trust's security interest in the Receivables and the proceeds thereof. If the Company determines that no refiling is required, it shall provide to the Trustee an Opinion of Counsel so stating.

            Section 10.3. Limitation on Rights of Holders. (a) The death or incapacity of any Holder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Holder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) Except with respect to the Investor Certificateholders as expressly provided in any Pooling and Servicing Agreement, no Holder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto. Nor shall any Investor Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Investor Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Investor Certificateholder previously shall have given to the Trustee written request to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Investor Certificateholder with every other Investor Certificateholder and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue of or by availing itself or themselves of any provisions of the Pooling and Servicing Agreements to affect, disturb or prejudice the rights of any other of the Investor Certificateholders, or to obtain or seek to obtain priority over or preference to any other such Investor Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Investor Certificateholders. For the protection and enforcement of the provisions of this Section 10.3, each and every Investor Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            (d) By their acceptance of Certificates pursuant to this Agreement and the applicable Supplement, the Holders agree to the provisions of this
Section 10.3.

            Section 10.4. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 10.5. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when received, (i) addressed as follows in the case of the Company, the Servicer and the Trustee and (ii) in the case of the Sub-Servicers, as set forth under their signatures in the Receivables Sale Agreements, or, in either case, to such other address as may be hereafter notified by the respective parties hereto:

     The Company:            WESCO Receivables Corp.
                             Commerce Court
                             4 Station Square, Suite 700
                             Pittsburgh, Pennsylvania 15219
                             Attention: Chief Financial Officer
                             Telephone: 412-454-2270
                             Facsimile: 412-454-2555

         with a copy to the Servicer:

     The Servicer:           WESCO Distribution, Inc.
                             Commerce Court
                             4 Station Square, Suite 700
                             Pittsburgh, Pennsylvania 15219
                             Attention: Chief Financial Officer
                             Telephone: 412-454-2283
                             Facsimile: 412-454-2555

     The Trustee:            The Chase Manhattan Bank
                             450 West 33rd Street
                             New York, New York 10001
                             Attention: Structured Finance Services - ABS
                             Facsimile: 212-946-3916

Any notice required or permitted to be mailed to an Investor Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Investor Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in any Pooling and Servicing Agreement shall be conclusively presumed to have been duly given, whether or not the Investor Certificateholder receives such notice.

            Section 10.6. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of any Pooling and Servicing Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of such Pooling and Servicing Agreement and shall in no way affect the validity or enforceability of the other provisions of any Pooling and Servicing Agreement or of the Certificates or rights of the Holders.

            Section 10.7. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 5.3 of the Servicing Agreement, no Pooling and Servicing Agreement, nor any rights or interests thereunder, may be assigned by the Company or the Servicer without the prior written consent of the Trustee acting at the direction of the holders of 66 2/3% of the Invested Amount of each Outstanding Series and without the Rating Agency Condition's having been satisfied with respect to such assignment.

            Section 10.8. Certificates Nonassessable and Fully Paid. It is the intention of the parties to each Pooling and Servicing Agreement that the Investor Certificateholders shall not be personally liable for obligations of the Trust, that the interests in the Trust represented by the Investor Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever and that Investor Certificates upon authentication thereof by the Trustee pursuant to Section 5.2 are and shall be deemed fully paid.

            Section 10.9. Further Assurances. The Company and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of each Pooling and Servicing Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

            Section 10.10. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee or the Investor Certificateholders, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

            Section 10.11. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

            Section 10.12. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Holders and their respective successors and permitted assigns. Except as otherwise provided in
Section 6.3 and this Article X and in any Supplement, no other Person will have any right or obligation hereunder.

            Section 10.13. Actions by Holders. (a) Wherever in any Pooling and Servicing Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Investor Certificateholders, such action, notice or instruction may be taken or given by any Investor Certificateholders of any Series, unless such provision requires a specific percentage of Investor Certificateholders of a certain Series or all Series.

            (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Investor Certificateholder shall bind such Investor Certificateholder and every subsequent holder of such Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee, the Company or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            Section 10.14. Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the Servicing Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Servicing Agreement. This Agreement and the Servicing Agreement may not be modified, amended, waived, or supplemented except as provided herein.

            Section 10.15. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

            Section 10.16. Construction of Agreement. (a) The Company hereby grants to the Trustee, for the benefit of the Holders, a perfected first priority security interest in all of the Company's right, title and interest in, to and under the Receivables and the other Trust Assets now existing and hereafter created, all monies due or to become due and all amounts received with respect thereto and all "proceeds" thereof (including Recoveries), to secure all of the Company's and the Servicer's obligations hereunder, including, without limitation, the Company's obligation to sell or transfer Receivables hereafter created to the Trust.

            (b) This Agreement shall constitute a security agreement under applicable law.

            Section 10.17. No Set-Off. Except as expressly provided in this Agreement, the Trustee agrees that it shall have no right of set-off or banker's lien against, and no right to otherwise deduct from, any funds held in the Collection Accounts for any amount owed to it by the Company, the Servicer or any Investor Certificateholder.

            Section 10.18. No Bankruptcy Petition. Each of the Trustee and the Servicer hereby covenants and agrees that, prior to the date which is one year and one day after the date of the end of the Amortization Period with respect to all Outstanding Series, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

            Section 10.19. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) each Pooling and Servicing Agreement is executed and delivered by the Trustee, not individually or personally but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) except with respect to Section 8.15 hereof the representations, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by the Trustee, but are made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability of the Trustee, individually or personally, to perform any covenant of the Trust either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any Person claiming by, through or under such parties; provided, however, the Trustee shall be liable in its individual capacity for its own willful misconduct or negligence and (d) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under any Pooling and Servicing Agreement; provided further, that the foregoing clauses (a) through (d) shall survive the resignation or removal of the Trustee.

            The Company hereby agrees to indemnify and hold harmless the Trustee and the Trust for the benefit of the Holders (each, an "indemnified person") from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of, or relating to, activities of the Company pursuant to any Pooling and Servicing Agreement to which it is a party, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, except to the extent such loss, liability, expense, damage or injury resulted from the negligence, bad faith or wilful misconduct of an indemnified person; provided that any payments made by the Company pursuant to this subsection shall be made solely from funds available to the Company which are not otherwise required to be applied to the payment of any amounts pursuant to any Pooling and Servicing Agreements (other than to the Company), shall be non-recourse other than with respect to such funds, and shall not constitute a claim against the Company to the extent that insufficient funds exist to make such payment.

            Section 10.20. Canadian Taxes. The Company represents and warrants to the Trustee for the benefit of the Certificateholders that it has not assumed in any manner whatsoever any obligation of the Sellers under the Canadian Receivables Sale Agreement (i) to make collections and remittances in respect of any Canadian goods and services tax, any Canadian provincial sales tax or any other similar Canadian tax or (ii) to file any returns in respect of such taxes with Canadian tax authorities and that it was not contemplated by neither any Seller under the Canadian Receivables Sale Agreement nor the Company that such obligation was to be assumed by the Company. The parties hereto agree that the Trust does not assume in any manner whatsoever any obligation of the Sellers under the Canadian Receivables Sale Agreement to collect such taxes, make such remittances and file such returns, and that it is not contemplated by the parties hereto that any such obligation is hereby assumed by the Trust or the Trustee. The Company hereby indemnifies the Trustee for the benefit of the Certificateholders and holds it harmless from and against any assessments, claims or other demands for payment of such taxes by Canadian tax authorities, as well as interest and penalties; provided that any payments made by the Company pursuant to this subsection shall be made solely from funds available to the Company which are not otherwise required to be applied to the payment of any amounts pursuant to any Pooling and Servicing Agreements (other than to the Company), shall be non-recourse other than with respect to such funds, and shall not constitute a claim against the Company to the extent that insufficient funds exist to make such payment. It is understood that all of the invoices in respect of the Receivables of the Sellers under the Canadian Receivables Sale Agreement will bear the GST registration number of such Seller.

            Section 10.21. Certain Information. The Servicer and the Company shall promptly provide to the Trustee such information in computer tape, hard copy or other form regarding the Receivables as the Trustee may reasonably request to perform its obligations hereunder.

            IN WITNESS WHEREOF, the Company, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                   WESCO RECEIVABLES CORP., as Company


                                   By: /s/ [Illegible]
                                      ---------------------------------
                                      Name:
                                      Title:

                                   WESCO DISTRIBUTION, INC., as Servicer


                                   By: /s/ [Illegible]
                                      ---------------------------------
                                      Name:
                                      Title:

                                   THE CHASE MANHATTAN BANK, not in its
                                   individual capacity but solely as Trustee


                                   By: /s/ Ruth McKenna
                                      ---------------------------------
                                      Name: RUTH MCKENNA
                                      Title: TRUST OFFICER